$40,000,000

                           REVOLVING CREDIT AGREEMENT




                          dated as of January 15, 1997


                                      among



                       UNITED CAPITAL CORP., as Borrower,



                                       and



                          THE CHASE MANHATTAN BANK and
                   FLEET BANK, NATIONAL ASSOCIATION, as Banks



                                       and



                THE CHASE MANHATTAN BANK, as Administrative Agent

                                       and

             FLEET BANK, NATIONAL ASSOCIATION, as Syndication Agent

                                LIST OF EXHIBITS


EXHIBIT A                 FORM OF NOTE
EXHIBIT B                 FORM OF BORROWING BASE CERTIFICATE
EXHIBIT C                 FORM OF ENVIRONMENTAL INDEMNITY
EXHIBIT D                 FORM OF GUARANTY
EXHIBIT E                 FORM OF SECURITY AGREEMENT
EXHIBIT F                 FORM OF OPINION

                                                                            Page
ARTICLE 1. DEFINITIONS; ACCOUNTING TERMS                                      1

      Section 1.1.  Definitions                                               1

      Section 1.2.  Accounting Terms                                         13


ARTICLE 2. CREDIT FACILITY                                                   13

      Section 2.1.  Loans                                                    13

      Section 2.2.  The Notes                                                13

      Section 2.3.  Use of Proceeds                                          13

      Section 2.4.  Borrowing Procedure for Loans; Rate
                    and Interest Period Selection; Conversions               14

      Section 2.5.  Minimum Amounts of Loan                                  15

      Section 2.6.  Reduction of Commitments                                 15


ARTICLE 3. GENERAL CREDIT PROVISIONS; FEES AND PAYMENTS                      16

      Section 3.1.  Certain Notices                                          16

      Section 3.2.  Prepayments                                              16

      Section 3.3.  Interest on Loans                                        17

      Section 3.4.  Commitment Fee                                           18

      Section 3.5.  Administrative Fee                                       18

      Section 3.6.  Syndication Fee                                          18

      Section 3.7. Payments Generally                                        18

      Section 3.8. Interim Adjustments to Borrowing Base.                    19

ARTICLE 4. YIELD PROTECTION, ETC.                                            20

      Section 4.1.  Certain Compensation                                     20

      Section 4.2.  Additional Costs                                         21

      Section 4.3.  Limitation on Types of Loans                             23

      Section 4.4.  Illegality                                               23

      Section 4.5.  Certain LIBOR Loans
                    Pursuant To Sections 4.2. 4.3 and 4.4                    23

      Section 4.6. Survival                                                  24


ARTICLE 5. CONDITIONS PRECEDENT                                              24

      Section 5.1.  Documentary Conditions Precedent                         24

      Section 5.2.  Additional Conditions Precedent                          27


ARTICLE 6. REPRESENTATIONS AND WARRANTIES                                    28

      Section 6.1.  Incorporation, Good Standing and Due
                    Qualifications; Compliance with Law                      28

      Section 6.2.  Power and Authority; No Conflicts                        28

      Section 6.3.  Legally Enforceable Agreements                           29

      Section 6.4.  Litigation                                               29

      Section 6.5.  Financial Statements; Other Liabilities                  29

      Section 6.6.  Ownership and Liens                                      30

      Section 6.7.  Taxes                                                    30

      Section 6.8.  ERISA                                                    30

      Section 6.9.  Subsidiaries                                             30

      Section 6.10.  Credit Arrangements                                     30

      Section 6.11.  Operation of Business                                   30

      Section 6.12.  Hazardous Substances.                                   31

      Section 6.13.  No Default on Outstanding Judgments or Orders           31

      Section 6.14.  Labor Disputes and Acts of God                          31

      Section 6.15.  Governmental Regulation                                 31

      Section 6.16.  Partnership, Etc.                                       31

      Section 6.17.  No Forfeiture Proceedings                               31

      Section 6.18.  No Default or Event of Default                          32

      Section 6.19.  Solvency                                                32
                                       ii

      Section 6.20.  Name                                                    32

      Section 6.21.  Other Agreements                                        32

      Section 6.22. Eligible Properties                                      32

      Section 6.23. Title Insurance                                          32


ARTICLE 7. AFFIRMATIVE COVENANTS                                             32

      Section 7.1.  Maintenance of Existence                                 33

      Section 7.2.  Conduct of Business                                      33

      Section 7.3.  Maintenance of Properties                                33

      Section 7.4.  Maintenance of Records                                   33

      Section 7.5.  Maintenance of Insurance                                 33

      Section 7.6.  Compliance with Laws                                     33

      Section 7.7.  Right of Inspection                                      33

      Section 7.8.  Reporting Requirements                                   34

      Section 7.9.  Payment of Obligations                                   37

      Section 7.12.  Condemnation.                                           39

      Section 7.13.  Subsidiaries                                            39


ARTICLE 8. NEGATIVE COVENANTS                                                39

      Section 8.1.  Indebtedness                                             39

      Section 8.2.  Liens                                                    40

      Section 8.3.  Investments                                              41

      Section 8.4.  Sale of Assets                                           41

      Section 8.5.  Transactions with Affiliates                             42

      Section 8.6.  Mergers, Etc.                                            42

      Section 8.7.  Acquisitions                                             42

      Section 8.8.  No Activities Leading to Forfeiture                      42

      Section 8.9.  Corporate Documents; Fiscal Year                         42

      Section 8.10.  Hazardous Substances; Use of Real Property              42

      Section 8.11.  Dividends, etc.                                         43

      Section 8.12.  Other Material Adverse Change                           43

      Section 8.13.  Sales of Receivables; Sale-Leasebacks                   43

      Section 8.14.  Leases of Eligible Properties                           43

      Section 8.15.  Maintenance of Real Estate Assets.                      43


ARTICLE 9. FINANCIAL COVENANTS                                               43

      Section 9.1. Limitation on Indebtedness.                               44

      Section 9.2. Minimum Equity Value                                      44

      Section 9.3. Minimum Interest Coverage Ratio                           44

      Section 9.4. Minimum Debt Service Coverage Ratio                       44

      Section 9.5. Minimum Eligible Properties Debt Service Coverage Ratio   44

      Section 9.6. Limitation of Capital Expenditures                        44

      Section 9.7. Limitation on Operating Leases                            44

ARTICLE 10. EVENTS OF DEFAULT                                                44

      Section 10.1.  Events of Default                                       44

      Section 10.2.  Remedies                                                46


ARTICLE 11. THE AGENT; RELATIONS AMONG BANKS                                 47

      Section 11.1.  Appointment, Powers and Immunities of Agent             47

      Section 11.2.  Reliance by Agent                                       47

      Section 11.3.  Defaults                                                48

      Section 11.4.  Rights of Agent as a Bank                               48

      Section 11.5.  Indemnification of Agent                                48

      Section 11.6.  Documents                                               49

      Section 11.7.  Non-Reliance on Agent and Other Banks                   49

      Section 11.8.  Failure of Agent to Act                                 49

      Section 11.9.  Resignation or Removal of Agent                         49

      Section 11.10.  Amendments Concerning Agency Function                  50

      Section 11.11.  Liability of Agent                                     50

      Section 11.12.  Transfer of Agency Function                            50

      Section 11.13.   Non-Receipt of Funds by the Agent                     50

      Section 11.14.  Withholding Taxes                                      50

      Section 11.15.  Several Obligations and Rights of Banks                51

      Section 11.16.   Pro Rata Treatment of Loans, Etc.                     51

      Section 11.17.  Sharing of Payments Among Banks                        51


ARTICLE 12. MISCELLANEOUS                                                    52

      Section 12.1.  Amendments and Waivers                                  52

      Section 12.2.  Usury                                                   52

      Section 12.3.  Expenses and Indemnification                            53

      Section 12.4.  Special Provisions Regarding Collateral.                53

      Section 12.5.  Survival                                                54

      Section 12.6.  Assignment; Participation                               54

      Section 12.7.  Notices                                                 54

      Section 12.8.  Setoff                                                  55

      Section 12.9.  Jurisdiction; Immunities                                55

      Section 12.10.  Table of Contents; Headings                            56

      Section 12.11.  Severability                                           56

      Section 12.12.  Counterparts                                           56

      Section 12.13.  Integration                                            56

      Section 12.14.  Governing Law                                          56

      Section 12.15.  Relief from Bankruptcy Stay                            56

         REVOLVING CREDIT AGREEMENT (the "Agreement") dated as of January 15, 1997 among UNITED CAPITAL CORP., a corporation organized under the laws of the State of Delaware (the "Borrower") and THE CHASE MANHATTAN BANK, a New York banking corporation ("Chase") and FLEET BANK, NATIONAL ASSOCIATION, a national bank association organized under the laws of the United States of America ("FLEET"; collectively with Chase, the "Banks"); THE CHASE MANHATTAN BANK, as administrative agent for the Banks (in such capacity, the "Agent") and FLEET BANK, NATIONAL ASSOCIATION, as syndication agent (in such capacity, the "Syndication Agent').

         The Borrower desires each of the Banks to extend credit to the Borrower and the Banks are willing to extend such credit on the terms and conditions set forth herein.

         NOW, THEREFORE, the parties hereto agree as follows:

                                   ARTICLE 1.
                         DEFINITIONS; ACCOUNTING TERMS.

         Section 1.1. Definitions. As used in this Agreement the following terms have the following meanings (terms defined in the singular to have a correlative meaning when used in the plural and vice versa):

         "Acquisition" means any transaction pursuant to which the Borrower or any of the Guarantors, (a) acquires, or enters into an agreement to acquire, equity securities (or warrants, options or other rights to acquire such securities) of any Person which is not then a Subsidiary of the Borrower, pursuant to a solicitation of tenders therefor, or in one or more negotiated block, market or other transactions not involving a tender offer, or a combination of any of the foregoing, or (b) makes, or enters into any agreement to make, any Person not then a Subsidiary of the Borrower a Subsidiary of the Borrower, or causes any such Person to be merged into the Borrower or any of the Guarantors, or vice versa in any case pursuant to a merger, purchase of assets or any reorganization providing for the delivery or issuance to the holders of such Person's then outstanding securities, in exchange for such securities, of cash or securities of the Borrower or any of the Guarantors, or a combination thereof, or (c) purchases, or enters into an agreement to purchase, all or substantially all of the business or assets of any Person. For purposes hereof, the term "Acquisition" shall include any transaction in which the Borrower or any of its Subsidiaries makes a loan or otherwise extends credit secured by an interest in real property. For purposes hereof, the term "Acquisition" shall not include the formation by the Borrower or any of the Guarantors of a new Subsidiary that does not involve any of the transactions referred to in the immediately preceding sentence.

         "Additional Costs" shall have the meaning given to such term in Section
4.2 hereof.

         "Adjusted  Real  Estate   Borrowing   Base"  means,   at  the  time  of
calculation, 80% of the annualized and normalized actual year-to-date Net Operating Income of Eligible Properties, other than Eligible Properties which are operated as day care facilities, divided by eleven and one-half percent (11.5%).

         "Administrative Fee" means the agency fee payable by the Borrower to the Agent pursuant to Section 3.5 hereof.

         "Affiliate" means, with respect to any Person, any Person: (a) which directly or indirectly controls, or is controlled by, or is under common control with, such Person; (b) which directly or indirectly beneficially owns or holds 25% or more of any class of voting stock of such Person; (c) 25% or more of the voting stock or other voting interests of which is directly or indirectly beneficially owned or held by such Person; (d) which is a partnership in which such Person is a general partner (e) which is a limited liability company in which such Person is a member and in which such Person owns, directly or indirectly, 25% of the equity of such Person. The term "control" means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of a Person, whether through the ownership of voting securities, by contract, or otherwise.

         "Aggregate Outstandings" means, at a particular time, the aggregate outstanding principal amount of the Loans at such time.

         "Agreement" means this Agreement, as amended or supplemented from time to time pursuant to the terms hereof. References to Articles, Sections, Exhibits, Schedules and the like refer to the Articles, Sections, Exhibits, Schedules and the like of this Agreement unless otherwise indicated.

         "Amortization" means amortization as determined or calculated in accordance with GAAP.

         "Assignment" means each Assignment of Leases and Rents dated the date hereof and executed by the Borrower or a Guarantor in favor of the Banks hereunder.

         "Banking Day" means any day on which commercial banks are not authorized or required to close in New York City, provided that whenever such day relates to a LIBOR Loan or notice with respect to any LIBOR Loan, such term shall mean any such day on which dealings in Dollar deposits are also carried out in the London interbank market.

         "Base Rate" means the rate of interest determined by the Agent to be the higher of (i) the Federal Funds Rate plus 1/2 of 1% per annum or (ii) the Prime Rate.

         "Base Rate Loan" means any Loan when and to the extent that the interest rate for such Loan is determined on the basis of the Base Rate.

         "Borrowing Base" means, at any time, the sum of (i) the lesser of the Real Estate Borrowing Base or the Adjusted Real Estate Borrowing Base plus (ii) the Non-Real Estate Borrowing Base.

         "Borrowing Base Certificate" means a certificate signed by the Chief Executive Officer or the Chief Financial Officer of the Borrower in the form of Exhibit "B" annexed hereto with such changes as the Banks may require from time to time.

         "Capital Expenditures" means the sum of (a) expenditures for any fixed assets or improvements, replacements, substitutions, or additions thereto which would be treated as capital expenditures in accordance with GAAP and (b) the portion of all payments with respect to Capital Leases which are required to be capitalized on the balance sheet of the lessee in accordance with GAAP.

         "Capitalization Value" means, at the time of calculation, (i) annualized and normalized actual year to date Consolidated EBITDA capitalized at 10% plus (ii) cash and cash equivalents on a consolidated basis and (iii) aggregate acquisition costs for real properties of the Borrower and the Guarantors subject to the provisions of the last sentence hereof. For purposes hereof, "acquisition costs" for any real property shall mean the contractual purchase price for such property and such closing costs as are customarily paid by purchasers in real estate transactions. For purposes hereof, clause (iii) shall include acquisition costs for any property only until such property has been owned by the Borrower or any Guarantor for one full fiscal quarter.

         "Capital Lease" means any lease which is required to be capitalized on the balance sheet of the lessee in accordance with GAAP.

         "Change in Control" means any event or condition which results in any Person or "group" other than a Person or group that is actively involved in the day to day management of the Borrower and the Guarantors on the date of this
Agreement: (i) having acquired beneficial ownership of 35% or more of any outstanding class of capital stock of the Borrower or any Guarantor having ordinary voting power in the election of directors of the Borrower or such Guarantor or (ii) obtaining the power (whether or not exercised) to elect a majority of the directors of the Borrower or any Guarantor; provided, however, that any transfer from any Person that is actively involved in the day to day management of the Borrower and the Guarantors to any Person in his or her immediate family shall not constitute a "Change in Control" if the Bank continues to be satisfied in its sole discretion, with the management of the Borrower and the Guarantors after such transfer.

         "Closing Date" means the date this Agreement has been executed by the Borrower and each of the Banks.

         "Code" means the Internal Revenue Code of 1986, as amended from time to time.

         "Commitment" means with respect to each Bank, the obligation of such Bank to extend credit to the Borrower hereunder and, subject to the terms hereof, in the following aggregate amounts as such amounts may be reduced in accordance with the terms of this Agreement:

          Chase                  $20,000,000
          Fleet                  $20,000,000

         "Commitment Fee" means the commitment fee payable by the Borrower to each of the Banks pursuant to Section 3.4 hereof

         "Commitment Proportion" means, with respect to each Bank at the time of
determination,   that  proportion  that  its  Commitment   bears  to  the  Total
Commitment.

         "Consolidated Debt Service" means, for any fiscal period, interest expense (accrued, paid or capitalized) plus scheduled principal amortization (excluding balloon payments due at maturity) on all (a) Indebtedness of the Borrower and the Guarantors, on a consolidated basis, and (b) the Borrower's and the Guarantor's pro rata share of Indebtedness from unconsolidated joint ventures other than non-recourse Indebtedness on properties owned by such ventures.

         "Consolidated EBITDA" means, for any fiscal period, Consolidated Net Income of the Borrower and the Guarantors, before provision for federal and state income taxes, minus all extraordinary gains; plus (i) Consolidated Interest Expense; plus (ii) Depreciation and Amortization plus (iii) cash distributions (after debt service) from unconsolidated joint ventures to the Borrower and the Guarantors, all on a consolidated basis, and all as determined in accordance with GAAP.

         "Consolidated Interest Expense" means, for a particular period, the consolidated interest expense (accrued, paid or capitalized) of the Borrower and the Guarantor as reflected in the Borrower's consolidated financial statements for such period and calculated in accordance with GAAP and shall in any event include, without limitation, (i) the amortization of debt discounts, (ii) the amortization of all fees payable in connection with the incidence of Indebtedness, and (iii) the portion of any Capital Lease obligation allocable to interest expense plus the Borrower's and the Guarantors' pro rata share of interest expense on Indebtedness from unconsolidated joint ventures, other than non-recourse Indebtedness on properties owned by such ventures.

         "Consolidated  Net  Income"  means,  for  a  particular   period,   the
consolidated net income of the Borrower and the Guarantors for such period determined in accordance with GAAP.

         "Default" means any event which with the giving of notice or lapse of time, or both, would become an Event of Default.

         "Default Rate" means a rate per annum equal to 2% above the rate of interest that would then be applicable to Base Rate Loans under this Agreement.

         "Depreciation" means depreciation as determined or calculated in accordance with GAAP.

         "Dividends" means, for any period, dividends paid by the applicable Person.

         "Dollars" and the sign "$" mean lawful money of the United States of America.

         "Eligible Inventory" means, on a combined basis for the Operating Companies the gross amount of the inventory less the following items: any packaging materials and supplies, supplies (other than supplies held for sale), damaged or unsalable goods, damaged or unsalable goods returned or rejected by such entities' customers; obsolete goods; goods to be returned to such entities' suppliers; goods in transit to third parties; consigned inventory.

         "Eligible Properties" means, at any time, those properties of the Borrower and of the Guarantors which are leased to non-affiliated third parties and which are unencumbered or are encumbered by Liens securing debt of less than 10% of the annualized and normalized year-to-date Net Operating Income for such property capitalized at 11.5%, together with the property located in Dallas, Texas which is leased to the estate of AJ Schecter and subleased to a discount store and the Lowe's Home Centers property in North Charleston, South Carolina. In addition, Eligible Properties shall include such additional properties as may in the discretion of the Banks be included on Schedule 1.1 from time to time. The Agent shall have the right to conduct a site inspection of any property before such property is included as an "Eligible Property" hereunder. As of the date hereof, "Eligible Properties" shall mean those properties listed on
Schedule 1.1(a) hereto. In no event will mortgage loans or any similar transactions between the Borrower or any Guarantor and any third party constitute an "Eligible Property".

         "Eligible Property EBITDA" means, for any fiscal period, net income, on a combined basis, for the Eligible Properties before provision for federal or state income taxes minus all extraordinary gains; plus interest expense for the Eligible Properties, plus Depreciation and Amortization attributable to the Eligible Properties, all on a combined basis and all as determined in accordance with GAAP. For purposes hereof, Eligible Properties with EBITDA of less than $0 will be assigned a value of $0.

         "Eligible Receivables" means, on a combined basis, the amount of the accounts receivable of the Operating Companies arising out of sales in the ordinary course of business of the Operating Companies net of any credits, rebates or off-sets owed by the Operating Companies to the respective account debtor and net of any commissions payable by the Operating Companies to third parties, which accounts receivable are not in dispute or subject to credit, allowance, defense, off-set, counterclaim or adjustment and for which records are maintained at a location of the Operating Companies in the United States; provided, however, that the following items shall not be deemed Eligible
Receivables: credit balances over 90 days' from invoice date; contra accounts receivable; receivables owing from account debtors determined by the Agent in its sole discretion to be unacceptable for credit reasons; receivables from Affiliates; accounts receivable with respect to which the account debtor is subject to any bankruptcy or insolvency proceeding; accounts receivable where the account debtor's obligation to pay is conditional or subject to a repurchase obligation or right of return; and all current receivables due from account debtors of which more than 50% of the total accounts receivable from such debtors is more than 90 days from invoice date.

         "Environmental Indemnity Agreement" means that certain environmental indemnity agreement substantially in the form of Exhibit C annexed hereto, dated the date hereof, and executed by the Borrower and each of the Guarantors in favor of the Banks and their respective directors, officers, employees, affiliates, agents or other representatives.

         "Environmental Laws" means any and all federal, state, local and foreign statutes, laws, regulations, ordinances, rules, judgments, orders, decrees, permits, concessions, grants, franchises, licenses, agreements or other governmental restrictions relating to the environment or to emissions, discharges, releases or threatened releases of pollutants, contaminants, chemicals, or industrial, toxic or hazardous substances or wastes into the environment, including, without limitation, ambient air, surface water, ground water, or land, or otherwise relating to the manufacture, processing, distribution, use, treatment, storage, disposal, transport or handling of pollutants, contaminants, chemicals, or industrial, toxic substances or Hazardous Substances or wastes.

         "Equity   Value"  means   Capitalization   Value  less  Total  Adjusted
Outstanding Funded Indebtedness.

         "ERISA" means the Employee Retirement Income Security Act of 1974, as amended from time to time, including any rules and regulations promulgated thereunder.

         "ERISA Affiliate" means any corporation or trade or business which is a member of the same controlled group of corporations (within the meaning of Section 414(b) of the Code) as the Borrower or is under common control (within the meaning of Section 414(c) of the Code) with the Borrower.

         "Event of Default"  shall have the  meaning  given such term in Section
10.01 hereof.

         "Eurocurrency Reserve Requirements" means, with respect to each Interest Period for each LIBOR Loan, the aggregate (without duplication) of the maximum rates (expressed as a percentage and rounded upward, if necessary, to the nearest 1/100 of 1%) of reserve requirements current on the date two Banking Days prior to the beginning of such Interest Period (including, without limitation, basic, supplemental, marginal and emergency reserves under Regulation D or any other regulations of the Board of Governors of the Federal Reserve System or other governmental authority having jurisdiction with respect thereto), as now and/or from time to time hereafter in effect, dealing with reserve requirements prescribed for eurocurrency funding maintained by a member bank of such system.

         "Existing Bank Debt" means Indebtedness of the Borrower to Fleet, existing on the date hereof and arising pursuant to the terms of that certain line letter dated as of August 2,

1995 between Fleet and Metex Corporation and that certain line letter, dated as of August 4, 1995 between Fleet and the Borrower, as each of such documents may have been amended, supplemented or modified through the date hereof.

         "Facility Documents" means this Agreement, the Notes, the Guarantees, the Assignments, the Security Agreements and all other agreements, documents and instruments executed in connection herewith or therewith including, but not limited to, all documents and instruments executed by the Borrower or any Guarantor, at any time, in favor of any Bank in connection with this Agreement and the Loans made hereunder.

         "Federal Funds Rate" means, for any day, the rate per annum equal to the weighted average of the rates on overnight Federal funds transactions with members of the Federal Reserve System arranged by Federal funds brokers, as published for such day (or, if such day is not a Banking Day, for the next preceding Banking Day) by the Federal Reserve Bank of New York, or, if such rate is not so announced or published for any day which is a Banking Day, the average of quotations for the day of such transactions received by the Agent from three federal funds brokers of recognized standing selected by it.

         "Forfeiture Proceeding" means the commencement of any action or proceeding affecting the Borrower or any of the Guarantors before any court, governmental department, commission, board, bureau, agency or instrumentality, domestic or foreign which would result in the seizure or forfeiture of any of their property which would cause a material adverse effect upon the operations, business, properties or financial condition of the Borrower or any Operating Company or of the Borrower and the Guarantors, taken as a whole.

         "GAAP" means generally accepted accounting principles in the United States of America, as in effect from time to time, consistently applied with respect to the financial statements of the Borrower, the Guarantors, and Affiliates or any Guarantor which are the subject of Section 6.5 hereof.

         "Guarantees" means the guarantees to be delivered on the Closing Date to the Banks by each of the Guarantors and the guarantees to be delivered to the Banks from time to time hereafter by Persons that become Guarantors subsequent to the Closing Date, all in the form(s) attached hereto as Exhibit D.

         "Guarantors" means each of the parties listed on Schedule 5.1(a) hereto and all Post-Closing Guarantors.

         "Hazardous Substance" or "Hazardous Substances" means any material, including, without limitation, raw, processed or waste by-product materials, which in itself or as found or used, is toxic, noxious or harmful to the health or safety of human or animal life or vegetation, regardless of whether such material be found on or below the surface of the ground, in any surface or underground water, or airborne in ambient air or in the air inside of any structure built or located upon or below the surface of the ground, or in any machinery, equipment or inventory located or used in any such structure, including, but in no event limited to, all hazardous materials, hazardous wastes, toxic substances, infectious wastes, pollutants and contaminants from time to time defined or classified as such under any Environmental Law, regardless of the quantity found, used, manufactured or removed from a given location.

         "Indebtedness" means, without duplication,  with respect to any Person,
(a) all obligations of such Person for borrowed money or with respect to deposits or advances made to it of any kind, (b) all obligations of such Person evidenced by bonds, debentures, notes or other similar instruments, (c) all obligations of such Person for the deferred purchase price of property or services, (d) all obligations of such Person under conditional sale or other title retention agreements relating to property purchased by such Person, (e) all payment obligations of such Person with respect to interest rate or currency protection agreements, (f) all obligations of such Person as an account party under any letter of credit or in respect of bankers' acceptances, (g) all obligations of any third party secured by property or assets of such Person (regardless of whether or not such Person is liable for repayment of such obligations), (h) all guarantees of such Person and (i) the redemption price of all redeemable preferred stock of such Person, but only to the extent that such stock is redeemable at the option of the holder or requires sinking fund or similar payments at any time prior to the Termination Date.

         "Interest Period" means the period commencing on the date of making, renewal or conversion of a Loan to a LIBOR Loan and expiring one, two, three or six months (as available) thereafter, as designated by the Borrower in the notice given to the Agent under Section 2.4 hereof; provided that:

         (a) the initial Interest Period for any LIBOR Loan shall commence on the date of the making of such Loan (including the date of any conversion from a Base Rate Loan) and each Interest Period occurring thereafter in respect of such Loan shall commence on the date on which the next preceding Interest Period expires;

         (b) if any Interest Period would otherwise expire on a day which is not a Banking Day, such Interest Period shall expire on the next succeeding Banking Day, provided, however, that if any Interest Period would otherwise expire on a day which is not a Banking Day but is a day of a calendar month after which no further Banking Day occurs (in such month), such Interest Period shall expire on the next preceding Banking Day;

         (c) no Loan shall be continued as or converted to a LIBOR Loan if at the time of any such continuation or conversion a Default or an Event of Default exists; and

         (d) no Interest Period for a Loan shall extend beyond the Termination Date.

         "Lending Office" means, for each Bank, the lending office of such Bank (or of an affiliate of such Bank) designated as such on its signature page hereof or such other office of such Bank (or of an affiliate of such Bank) as such Bank may from time to time specify to the Borrower as the office by which its Loans are to be made and maintained.

         "LIBOR" means, for any LIBOR Loan, the rate per annum (rounded upwards, if necessary, to the nearest 1/16 of 1%) at which Dollar deposits approximately equal in principal amount to the requested LIBOR Loan and for a maturity equal to the requested Interest Period are offered in immediately available funds to the principal London branch of the Agent by leading banks in the London interbank market for Dollar deposits at approximately 10:00 a.m. London time two Banking Days prior to the first day of the Interest Period for such Loan.

         "LIBOR Loan" means any Loan when and to the extent the interest rate therefor is determined on the basis of Reserve Adjusted LIBOR Rate.

         "Lien" means any mortgage, pledge, security interest, hypothecation, assignment, deposit arrangement, encumbrance, or preference, priority or other security agreement or preferential arrangement of any kind or nature whatsoever (including, without limitation, any conditional sale or other title retention agreement, any financing lease having substantially the same economic effect as any of the foregoing, and the filing of any financing statement under the Uniform Commercial Code or comparable law of any jurisdiction).

         "Loan"  means any  extension  of credit  made by the Banks  pursuant to
Section 2.1 hereof.

         "Margin" means, with respect to LIBOR Loans, one and three-quarters percent (1.75%) per annum.

         "Multiemployer Plan" means a Plan defined as such in Section 400(a)(3) of ERISA to which contributions have been made by the Borrower or any ERISA Affiliate and which is covered by Title IV of ERISA.

         "Net Operating Income" means, with respect to any parcel of real property, the rents received by the Borrower or any Guarantor with respect thereto less any expenses of such Borrower or Guarantor with respect to such property which are ordinary expenses and are not capitalized expenses, excluding Depreciation, Amortization, income taxes and debt service.

         "Non-Real Estate Borrowing Base" means, at any time, the lesser of (i) $12,000,000 and (ii) the sum of 75% of Eligible Receivables and 50% of Eligible Inventory.

         "Notes" means collectively the promissory notes of the Borrower in the form of Exhibit A hereto evidencing the Loans made by a Bank hereunder.

         "Obligations" means all of the obligations of the Borrower or any Guarantor to the Banks under or in relation to this Agreement, the Notes, any Loans, or any of the other Facility Documents, as such agreements, documents and instruments are originally executed or as modified, amended, restated, supplemented or extended from time to time, and all obligations of the Borrower or any Guarantor to the Banks arising out of any extension, refinancing or refunding of any of the foregoing obligations, whether such obligations are now existing or hereafter acquired or arising, direct or indirect, joint or several, absolute or contingent, due or to become due, matured or unmatured, liquidated or unliquidated, arising by contract, operation of law or otherwise.

         "Operating Companies" means the Borrower's subsidiaries, (i) Metex Corporation, a Delaware corporation, (ii) AFP Transformers, Inc., a Delaware corporation; (iii) Dorne & Margolin, Inc., a Delaware Corporation, and (iv) any Subsidiary of the Borrower which is or may hereafter be engaged in any business other than holding Real Estate Assets and which has assets having a value in excess of $100,000. Notwithstanding the foregoing, the term "Operating Companies" shall not include the following entities provided that they continue to engage in substantially the same business as they are engaged in on the date hereof: Metex International Sales Corp., Metex Enviroco Corp., Ancom Electromagnetique Ltd. and Metex Europe S.A.R.L.

         "PBGC" means the Pension Benefit Guaranty Corporation and any entity succeeding to any or all of its functions under ERISA.

         "Permitted Investments" means any of the following investments: (I) obligations issued or guaranteed by states or municipalities within the United States of America; (ii) obligations issued or guaranteed by the United States of America or any agency or subdivision thereof; (iii) certificates of deposit, time deposits, Eurodollar certificates of deposit, bankers acceptances and other "money market instruments" issued by any bank, trust company or financial institution organized under the laws of the United States of America or any state thereof (or, in the case of Eurodollar certificates of deposit, a branch of any such bank, trust company or financial institution) having capital and surplus in an aggregate amount not less than $1,000,000,000; (iv) commercial paper rated at least Prime-1 by Moody's Investors Service, Inc. or A-1 by Standard & Poors Corporation; (v) securities issued by money market funds with asset of $2,500,000,000 or more, and (vi) repurchase agreements with a term of not more than seven days entered into with any bank, trust company or financial institution organized under the laws of the United States of America or any state thereof having capital and surplus in an aggregate amount not less than $1,000,000,000 and relating to any of the obligations referred to in clauses
(i), (ii), (iii) above; in each case maturing or being due or payable in full not more than one year after the acquisition thereof such entity.

         "Permitted Liens" means those certain Liens defined in Section 8.2 hereof.

         "Person" means an individual, partnership, corporation, business trust,
joint  stock  company,  trust,   unincorporated   association,   joint  venture,
governmental authority or other entity of whatever nature.

         "Plan" means any employee benefit or other plan established or maintained, or to which contributions have been made, by the Borrower or any ERISA Affiliate and which is covered by Title IV of ERISA or to which Section 412 of the Code applies provided that such term shall not include plans terminated prior to the date hereof.

         "Post-Closing Guarantor" means each Subsidiary of the Borrower or of any Guarantor which is created after the date of this Agreement and which shall, simultaneously with its creation, become a Guarantor hereunder in accordance with Section 7.13 hereof.

         "Prime Rate" means the rate of interest from time to time announced by the Agent at its Principal Office as its prime commercial lending rate.

         "Principal Office" means, with respect to the Agent and each Bank, its principal office as announced by such entity from time to time.

         "Real Estate Assets" means, with respect to any entity, such entity's real properties for which the fee interests or, with the prior consent of the Banks, ground lease interests, are wholly-owned plus all loans and other forms of indebtedness owing to such entity which are secured by first liens upon real property.

         "Real Estate Borrowing Base" means, at the time of calculation, 50% of the aggregate annualized and normalized actual year-to-date Net Operating Incomes of the Eligible Properties capitalized at 11.5%.

         "Regulation D" means Regulation D of the Board of Governors of the Federal Reserve System as the same may be amended or supplemented from time to time.

         "Regulatory Change" means, with respect to any Bank, any change after the Closing Date in United States federal, state, municipal or foreign laws or regulations (including Regulation D) or the adoption or making after such date of any interpretations, directives or requests applying to a class of banks including such Bank under any United States, federal, state, municipal or foreign laws or regulations (whether or not having the force of law) by any court or governmental or monetary authority charged with the interpretation or administration thereof.

         "Reportable Event" means any of the events set forth in Section 4043(c) of ERISA as to which events the PBGC by regulation has not waived the requirement of Section 4043(a) of ERISA that it be notified within 30 days of the occurrence of such event.

         "Required Banks" means, at any time, with respect to any decisions to be made by the Banks hereunder, Banks having at least 66 2/3% of the sum of aggregate of the Commitments hereunder.

         "Reserve Adjusted LIBOR Rate" means, with respect to the Interest Period for each LIBOR Loan, the rate per annum (rounded upwards to the nearest whole multiple of 1/100th of one percent) equal to the following:

                                 LIBOR
                           -------------------------------
                    1.00 - Eurocurrency Reserve Requirements.

         "Revolving Credit Loan Debt Service" means, for any period, the interest paid or accrued hereunder for such period.

         "Security Agreement" means each security agreement, substantially in the form of Exhibit E, to be dated the date hereof and delivered by each of the Operating Companies to the Bank.

         "Solvent" means when used with respect to any Person on a particular date, that on such date: (a) the fair saleable value of its assets is in excess of the total amount of its liabilities, including, without limitation, the reasonably expected amount of such Persons obligations with respect to contingent liabilities, (b) the present fair saleable value of the assets of such Person is not less than the amount that will be required to pay the probable liability of such Person on its Indebtedness as they become absolute and matured, (c) such Person does not intend to, and does not believe that it will, incur Indebtedness or liabilities beyond such Person's ability to pay as such Indebtedness and liabilities mature and (d) such Person is not engaged in business or a transaction for which such Person's property would constitute an unreasonably small capital.

         "Subsidiary," with respect to any Person, means any corporation or other entity of which at least a majority of the securities or other ownership interests having ordinary voting power (absolutely or contingently) for the election of directors or other persons performing similar functions are, at the relevant time, owned directly or indirectly by such Person.

         "Syndication Fee" means the syndication fee payable by the Borrower to the Syndication Agent for the benefit of the Banks pursuant to Section 3.6 hereof.

         "Taxes" means any and all levies due and payable to any federal, state, municipality or other governmental authority under the laws of the United States of America, any state of the United States and any municipality or other governmental authority thereof.

         "Termination Date" means the earlier to occur of (a) the date on which the Commitments shall terminate hereunder and (b) January 15, 2000.

         "Total Adjusted Outstanding Funded Indebtedness" means, at any time, the sum of (i) all outstanding secured and unsecured funded Indebtedness of the Borrower and the Guarantors on a consolidated basis plus (ii) the Borrower's and the Guarantor's pro rata share of Indebtedness from unconsolidated joint venture properties, other than non-recourse indebtedness on such properties.

         "Total   Commitments"   means,  at  any  time,  the  aggregate  of  the
Commitments in effect at such time.

         "Unfunded Vested Liabilities" means, with respect to any Plan, the amount (if any) by which the present value of all vested benefits under the Plan exceeds the fair market value of all Plan assets allocable to such benefits, as determined on the most recent valuation date of the Plan and in accordance with the provisions of ERISA for calculating the potential liability of the Borrower or any ERISA Affiliate to the PBGC or the Plan under Title IV of ERISA.

         Section 1.2. Accounting Terms. All accounting terms not specifically defined herein shall be construed in accordance with GAAP, and all financial data required to be delivered hereunder shall be prepared in accordance with GAAP.

                                   ARTICLE 2.
                                CREDIT FACILITY.

         Section 2.1. Loans. Subject to the terms and conditions of this Agreement, each Bank severally agrees to make revolving credit loans in Dollars (the "Loans"), and all Loans shall be made by the Banks, on a pro-rata basis in accordance with their respective Commitment Proportions, to the Borrower from time to time, from and including the date hereof to but excluding the Termination Date, up to but not exceeding at any one time outstanding the amount of its Commitment; provided, that no Loan shall be made if after giving effect to such Loan the Aggregate Outstandings at the time of such Loan would exceed the lesser of (i) the Total Commitments or (ii) the Borrowing Base in effect on such date. The Loans may be outstanding as Base Rate Loans or LIBOR Loans; provided, however, that during the occurrence and continuance of an Event of Default, the Borrower may not elect and the Banks shall have no obligation to make LIBOR Loans. Subject to the foregoing limits, the Borrower may borrow, repay and reborrow, on or after the date hereof and prior to the Termination Date, all or a portion of the Total Commitments as Loans hereunder. Any amount of any Loan not paid when due (at maturity, on acceleration or otherwise) shall bear interest thereafter until paid at the rate set forth in Section 3.3(c) hereof.

         Section 2.2. The Notes. The Loans of each Bank shall be evidenced by a single promissory note in favor of such Bank substantially in the form of Exhibit A hereto with appropriate insertions, duly executed and completed by the Borrower. Each Bank is hereby authorized to record the date, type and amount of each Loan, the date and amount of each payment of principal thereof, and the principal amount subject thereto and interest rate with respect thereto in such Banks' records and/or on the schedules annexed to and constituting a part of its Note, and, absent manifest error, any such recordation shall constitute conclusive evidence of the information so recorded; provided that the failure to make any such recordation shall not in any way affect the obligation of the Borrower to repay the Loans in accordance with the terms of this Agreement (without giving effect to any such error made in the Note). Each Note (a) shall be dated the date hereof, (b) be stated to mature on the Termination Date and
(c) shall bear interest on the unpaid principal amount thereof from time to time outstanding as provided herein.

         Section 2.3. Use of Proceeds.

         (a) The Borrower shall use the proceeds of the Loans on the date of this Agreement to repay in full Existing Bank Debt and may use the proceeds of the Loans on the date of this Agreement and from time to time thereafter prior to the Termination Date (i) for general corporate and working capital purposes;
(ii) to finance the acquisition of Real Estate Assets or to make mortgage loans or similar loans that constitute Real Estate Assets; (iii) to repurchase stock of the Borrower in an amount not to exceed $2,000,000 in any fiscal year or $5,000,000 during the term of this Agreement; and (iv) to make advances to the Operating Companies in an aggregate amount not to exceed $10,000,000 at any time. No part of the proceeds of any of the Loans will be used (i) for any purpose which violates the provisions of Regulations G, T, U or X of the Board of Governors of the Federal Reserve System as in effect on the date of making such Loans or (ii) to permit the Borrower or any Guarantor to acquire equity securities in any third party except as permitted pursuant to the provisions of
Section 8.7 hereof.

         (b) The Borrower agrees to indemnify the Banks and their respective directors, officers, employees, affiliates, agents or other representatives and hold the Banks and their respective directors, officers, employees, affiliates, agents or other representatives, harmless from and against any and all liabilities, losses, damages, costs and expenses of any kind (including, without limitation, the reasonable fees and expenses of counsel for any such Person in connection with any investigative, administrative, judicial proceeding, whether or not such Person shall be designated a party thereto) which may be incurred by any such Person, relating to or arising out of this Agreement or any actual or proposed use of any proceeds of Loans hereunder.

         Section 2.4. Borrowing Procedure for Loans; Rate and Interest Period Selection; Conversions.

         (a) The Borrower may request a borrowing under the Commitments hereunder as provided in Section 3.1. Each Bank will make its share of such borrowing available to Fleet at Fleet's office located at 1133 Avenue of the Americas, 40th Floor, New York, New York 10036 not later than 2:00 p.m. New York City time on the date of such borrowing in immediately available funds. Unless any applicable condition specified in Article 5 has not been satisfied, not later than 3:00 p.m. New York City time on the date of such borrowing, Fleet shall, through its Lending Office and subject to the conditions of this Agreement, make the amount of the Loan to be made on such date available to the Borrower, in immediately available funds, by crediting an account of the Borrower designated by the Borrower and maintained with Fleet.

         (b) In the case of each Loan which is a LIBOR Loan, the Borrower shall select an Interest Period of any duration in accordance with the definition of Interest Period in Section 1. 1, subject to the limitations that no Interest Period for a LIBOR Loan shall have a duration less that one month, and if any such proposed Interest Period would otherwise be for a shorter period, such Interest Period shall not be available.

         (c) Upon the expiration of an Interest Period for any Loan, or any portion thereof, such Loan or portion thereof shall be automatically continued as a Base Rate Loan except to the extent that such Loan shall be repaid hereunder or unless the Borrower shall have notified the Banks, as provided in
Section 3.1 hereof, of its intention to select a different interest rate option with respect to such Loan or any portion thereof. Subject to the following conditions and to the terms and conditions of this Agreement, the Borrower shall have the right to convert any Loan or portion thereof to a different type of Loan (i.e., from a Base Rate Loan to a LIBOR Loan or vice versa):

                   (i) if less than all Loans at the time outstanding shall be converted, the notice given by the Borrower to the Banks shall specify the aggregate amount of Loans in each case to be converted and such conversion shall be made ratably among the Banks in accordance with their respective Commitment Proportions;

                   (ii) in the case of a conversion of less than all outstanding Loans, the aggregate principal amount of Loans to be converted shall not be less than (1) $200,000 (and if greater in integral multiples of $50,000) in the case of conversions to or into LIBOR Loans or (2) $200,000 (and if greater in integral multiples of $50,000) in the case of conversions to or into Base Rate Loans;

                   (iii) no Loan may be converted to a LIBOR Loan less than one month before the Termination Date;

                   (iv) a LIBOR Loan may be converted to a different type of Loan only on the last day of the then applicable Interest Period with respect thereto; and

                   (v) no Loan or portion thereof may be converted to a LIBOR Loan during the occurrence and continuance of an Event of Default.

         Notwithstanding anything to the contrary herein, after giving effect to any Loan, unless consented to by the Required Banks in their sole discretion, there shall not be more than six (6) different Interest Periods in effect in respect of all Loans then outstanding.

         Section 2.5. Minimum Amounts of Loan. Except for borrowings which involve or utilize the full remaining amount of the Commitments and payments which result in the prepayment of all Base Rate Loans, each borrowing and payment of a Base Rate Loan shall be in an amount at least equal to $200,000 and, if greater, integral multiples of $50,000 in excess thereof. Each borrowing and payment of a LIBOR Loan shall be in an amount at least equal to $200,000 and, if greater, in integral multiples of $ 50,000 in excess thereof.

         Section 2.6. Reduction of Commitments.

         (a) The Borrower shall have the right to reduce or terminate the amount of the unused Commitments at any time and from time to time provided that: (i) the Borrower shall give notice of each such reduction or termination to the Banks as provided in Section 3.1, and (ii) each partial reduction shall be allocated pro rata between the Commitments of each Bank in accordance with their respective Commitment Proportions and shall be in an aggregate amount at least equal to $3,000,000 or, if greater, in integral multiples of $1,000,000.

         (b) The Commitments, once reduced or terminated may not be reinstated.

                                   ARTICLE 3.
                  GENERAL CREDIT PROVISIONS; FEES AND PAYMENTS.

         Section 3.1. Certain Notices. Except as otherwise provided in this Agreement, notices by the Borrower to the Banks of each borrowing pursuant to Sections 2.4, each prepayment pursuant to Section 3.2, each reduction or termination of the Commitments pursuant to Section 2.6 and each conversion of Loans pursuant to Sections 2.4 shall be irrevocable and shall be effective on the date of receipt only if received by the Banks by not later than 11:00 a.m., New York City time, and (a) in the case of borrowings and prepayments of (i) Base Rate Loans, if given the date thereof and (ii) LIBOR Loans, if given three
(3) Banking Days prior thereto; (b) in the case of reductions or terminations of the Commitments, given five (5) Banking Days prior thereto; and (c) in the case of conversions or continuations pursuant to Sections 2.4, if given three (3) Banking Days prior thereto in the case of conversions to or continuations of LIBOR Loans and if given on the date thereof in the case of conversions to Base Rate Loans. Each such notification which relates to a borrowing, continuation or conversion shall specify the amount and the type of Loan (i.e., Base Rate Loan or LIBOR Loan), the date of the proposed borrowing, whether such Loan represents an additional borrowing, a continuation or a conversion, and in the case of a LIBOR Loan, the Interest Period to be used in the computation of interest with respect thereto. Each such notice relating to a reduction or termination of the Commitments shall specify the amount of the Commitments to be reduced or terminated.

         Section 3.2. Prepayments.

         (a) The Borrower shall have the right at any time and from time to time to prepay any Base Rate Loan, in whole or in part; provided, however, that each such partial prepayment of a Base Rate Loan shall be in a minimum aggregate principal amount of $200,000 or, if greater in amounts which are integral multiples of $50,000. Except as required by paragraph (b) or (c) below or on the last day of an Interest Period with respect thereto, the Borrower shall not be permitted to prepay LIBOR Loans.

         (b) In the event that the Aggregate Outstandings exceed the lesser of the Total Commitments or the then applicable Borrowing Base at any time prior to the Termination Date, the Borrower shall promptly pay or prepay so much of the Loans outstanding as shall be necessary in order that the Aggregate Outstandings will not exceed the lesser of Total Commitments or the Borrowing Base then in effect. All prepayments under this subparagraph shall be subject to Section 4.1.

         (c) Unless otherwise agreed by the Banks in writing, the Borrower shall be required to pay or prepay Loans outstanding with (i) 80% of the proceeds of the issuance by the

Borrower or any Guarantor of additional equity; (ii) 100% of the net proceeds of the sale by the Borrower or any Guarantor of any Real Estate Assets; (iii) 100% of the net proceeds resulting from the repayment of mortgages constituting Real Estate Assets or (iv) such proceeds as may be paid as a result of a casualty or condemnation, all in accord with Sections 7.11 or 7.12 of this Agreement; provided, however, that the Borrower shall have no obligation under clause (i) above until the aggregate net proceeds of any and all additional equity issuances during the term of this Agreement shall equal or exceed $1,000,000.00. All prepayments under this paragraph shall be subject to Section 4.1.

         (d) All payments required by paragraphs (b) or (c) above shall be made to the Banks pro rata in accordance with their respective Commitment Proportions and shall be applied as follows: first, to outstanding Base Rate Loans up to the full amount thereof and second, to outstanding LIBOR Loans up to the full amount thereof.

         (e) All prepayments made pursuant to this Section 3.2 shall be accompanied by the payment of all accrued interest on the amount so prepaid and by all amounts required to be paid pursuant to Section 4.1 in connection therewith.

         Section 3.3. Interest on Loans.

         (a) Base Rate Loans. The Borrower shall pay interest on the outstanding and unpaid principal amount of each Base Rate Loan made under this Agreement at a fluctuating rate per annum equal to the Base Rate from time to time in effect. Each change in the interest rate shall take effect simultaneously with the corresponding change in the Prime Rate or the Federal Funds Rate, as the case may be. Interest shall be calculated on the basis of the actual number of days elapsed divided by a year of three hundred sixty (360) days and shall be paid to the Agent for the account of the Banks quarterly, in arrears, on March 31, June 30, September 30 and December 31 in each year and on the Termination Date.

         (b) LIBOR Loans The Borrower shall pay interest on the outstanding and unpaid principal amount of each LIBOR Loan made under this Agreement for each Interest Period applicable to such LIBOR Loan at a rate per annum equal to the Reserve Adjusted LIBOR Rate in effect with respect thereto, plus the Margin. Interest shall be calculated on the basis of the actual number of days elapsed divided by a year of three hundred sixty (360) days and shall be paid to the Banks, in arrears on the last day of the Interest Period applicable to such LIBOR Loan; provided, however, that if such Interest Period is longer than three months, interest shall be paid on the last day of each three-month period following the commencement of such Interest Period and on the last day of such Interest Period.

         (c) Post-Default. If any Default or Event of Default has occurred and is continuing hereunder, all Loans, and all interest, fees or other amounts due hereunder, to the extent permitted by applicable law, shall bear interest (payable on demand, and in any event on the last day of each month, and computed daily on the basis of a 360-day year for actual days elapsed) (i) in all cases other than LIBOR Loans, at the Default Rate until paid and (ii) in the case of LIBOR Loans, at a rate which shall be the greater of (x) the Default Rate or (y) 2% per annum in excess of the rate applicable to such LIBOR Loan, until the expiration of the Interest Period applicable to such Loan, at which time the Loan will automatically be converted into a Base Rate Loan, and until paid, shall bear interest at the Default Rate. In no event, however, shall interest payable hereunder be in excess of the maximum rate of interest permitted under applicable law. The obligation to so pay interest upon any reimbursement obligation of the Borrower to the Banks shall not be construed so as to waive the requirement for reimbursement on the same date that payment is made by the Banks as set forth in this Agreement.

         Section 3.4. Commitment Fee. The Borrower shall pay to the Agent for the ratable benefit of the Banks a commitment fee for the period from and including the date hereof to and excluding the Termination Date equal to 1/4 of 1% of the average daily unused portion of the Total Commitment during the applicable period. The commitment fee shall be calculated on the basis of a year of 360 days for the actual number of days elapsed. The commitment fee shall be due and payable quarterly in arrears on the last day of each calendar quarter and on the Termination Date.

         Section 3.5. Administrative Fee. The Borrower shall pay to the Agent for its own account an annual fee of $25,000. The administrative fee shall be due and payable quarterly in advance on or before the date hereof and on each April 1, July 1, October 1, January 1 thereafter during the term of this Agreement. Any payment made on or before the date hereof shall be pro rated for the number of days from the date hereof through March 31, 1997.

         Section 3.6. Syndication Fee.. The Borrower shall pay to the Agent, for the ratable benefit of the Banks, a syndication fee of $100,000. This fee shall be due and payable on the Closing Date.

         Section 3.7. Payments Generally.

         (a) All payments under this Agreement or the Notes, shall be made in Dollars in immediately available funds to the Banks, in accordance with the respective obligations of the Borrower then due and payable to each of them not later than 1:00 p.m. New York City time on the relevant dates specified above (each such payment made after such time on such due date is to be deemed to have been made on the next succeeding Banking Day), to the Bank's Lending Office. The Borrower will notify the Banks of any payment pursuant to the provisions of this Section at the same time it makes any such payment. Each Bank may (but shall not be obligated to) debit the amount of any such payment to any ordinary deposit account of the Borrower with such Bank; provided, however, that the Banks shall not be permitted to debit any funds which are not available to the Borrower other than on an overdraft basis. The Borrower shall, at the time of making each payment under this Agreement or the Notes, specify to the Banks the principal or other amount payable by the Borrower under this Agreement or the Notes to which such payment is to be applied; provided, however, that in the event that the Borrower fails to so specify, or if an Event of Default has occurred and is continuing, the Banks shall apply such payment as they may elect in their sole discretion. If the due date of any payment under this Agreement or the Notes would otherwise fall on a day which is not a Banking Day, such date shall be extended to the next succeeding Banking Day and interest shall be payable for any principal so extended for the period of such extension. Except to the extent otherwise provided herein, it is the intention of the parties that all payments hereunder be made to the Banks pro rata in accordance with their respective Commitment Proportions.

         (b) All payments made by the Borrower under this Agreement, the Notes or the other Facility Documents shall be made free and clear of, and without deduction or withholding for or on account of, any present or future income, stamp or other taxes, levies, imposts, duties, charges, fees, deductions or withholdings, now or hereafter imposed, levied, collected, withheld or assessed by any governmental or taxing authority of any jurisdiction located outside of the United States, excluding, (x) in the case of each Bank, income taxes and franchise taxes (imposed in lieu of income taxes) imposed on such Bank as a result of a present or former connection between the jurisdiction of the government or the taxing authority imposing such tax and such Bank (excluding a connection arising solely from such Bank having executed, delivered, or performed its obligations or received a payment under, or enforced, this Agreement, the Notes or the other Facility Documents) or any political subdivision or taxing authority thereof or therein, and (y) taxes (including withholding taxes) imposed by reason of the failure of the Agent or any Bank, in either case that is organized outside the United States, to comply with Section 3.7(c) hereof (or the inaccuracy at any time of the certificates, documents and other evidence delivered thereunder) (all such non-excluded taxes, levies, imposts, duties, charges, fees, deductions and withholdings being hereinafter called "Taxes"). If any Taxes are withheld from any amounts payable to any Bank hereunder or under the Facility Documents, the amounts so payable to such Bank shall be increased to the extent necessary to yield to such Bank (after payment of all Taxes) interest or any such other amounts payable hereunder at the rates or in the amounts specified in this Agreement, the Notes and the other Facility Documents. Whenever any Taxes are payable by the Borrower, the Borrower shall send to such Bank within 30 days after the date of any payment, a certified copy of an original official receipt received by the Borrower showing payment thereof. If the Borrower fails to pay any Taxes when due to the appropriate taxing authority or fails to remit to the Banks the required receipts or other required documentary evidence, the Borrower shall indemnify the Banks for any incremental taxes, interest or penalties that may become payable by any Bank as a result of any such failure. This indemnification shall be made within 30 days from the date such Bank or the Agent (as the case may be) makes written demand therefor. If any Bank receives a refund in respect of any Taxes for which such Bank has received payment from the Borrower hereunder, such Bank shall promptly notify the Borrower of such refund and such Bank shall, within 30 days of receipt of a request by the Borrower repay such refund to the Borrower, provided that the Borrower, upon the request of such Bank, agrees to return such refund (plus any penalties, interest or other charges) to such Bank in the event such Bank is required to repay such refund. The agreements in this subsection shall survive the termination of this Agreement and the Facility Documents and the payment of the Notes and all other amounts payable hereunder or thereunder.

         Section 3.8. Interim Adjustments to Borrowing Base.

         (a) The Borrowing Base shall be adjusted periodically as follows:

             The Borrowing Base shall be increased to include:

                   (A) Real Estate Assets that are acquired by the Borrower and/or the Guarantors and that satisfy the definition of "Eligible Properties" hereunder; and

                   (B) Real Estate Assets that do not qualify as "Eligible Properties" but subsequently satisfy the requirements of "Eligible Properties";

provided, however, that in either case with respect to any such property, the Agent, on behalf of the Banks, shall be permitted to conduct such due diligence investigations as the Banks deem appropriate prior to including such property as an "Eligible Property" and the Banks shall be satisfied in all respects with the results of such investigation.

             (ii) Conversely, the Borrowing Base shall be decreased to exclude:

                   (A) Real Estate Assets that are sold by the Borrower or any Guarantor or that become subject to liens securing Indebtedness which exceed 10% of the annualized and normalized actual year-to-date Net Operating Income for such property capitalized at 11.5%; and

                   (B) Any Real Estate Asset that satisfies the definition of "Eligible Property," (i) if the tenant at such property has delivered a termination notice, or (ii) 60 days prior to the termination of the lease with respect to such property or (iii) if the tenant otherwise ceases paying rent with respect to such property.

         (b) Upon the happening of any of the events described above, the Borrower shall deliver to the Banks a notice thereof as required pursuant to
Section 7.8 hereof. In addition, the Borrower shall deliver to the banks a new Borrowing Base Certificate within five (5) Banking Days after the happening of any such event; provided, however, that in the case of clause (i) above, the Borrower shall not deliver a new Borrowing Base Certificate including any such property until the Agent shall have completed its due diligence investigation and the Banks shall have been satisfied with the results thereof. The Agent agrees to use all reasonable efforts to complete any such due diligence investigation within 20 Business Days of receiving notice from the Borrower thereof.

                                   ARTICLE 4.
                             YIELD PROTECTION, ETC.

         Section 4.1. Certain Compensation.

         (a) The Borrower hereby agrees to indemnify the Banks against any loss or expense which the Banks or any one of them may sustain or incur as a consequence of any of the following:

                    (i) the receipt or recovery by a Bank, whether by voluntary prepayment, acceleration or otherwise, of all or any part of a LIBOR Loan prior to the last day of an Interest Period applicable thereto;

                    (ii) the conversion, prior to the last day of an applicable Interest Period, of a LIBOR Loan into a Base Rate Loan;

                    (iii) the failure by the Borrower to borrow any LIBOR Loan, convert any Base Rate Loan to a LIBOR Loan or continue any LIBOR Loan on the date of borrowing, conversion or continuation set forth in the notice delivered by the Borrower pursuant to the provisions hereof, unless such failure to borrow results from the Banks' failure to fund such borrowing when the Banks are required to do so under the terms of this Agreement; or

                    (iv) the failure by the Borrower to pay, punctually on the due date thereof, any amount payable by the Borrower with respect to or on account of any LIBOR Loan.

         Without limiting the effect of the foregoing, the amount to be paid by the Borrower to any Bank in order to so indemnify such Bank for any loss occasioned by any of the events described in the preceding paragraph, and as liquidated damages therefor, shall be equal to the excess, discounted to its present value as of the date paid to such Bank, of (i) the amount of interest which otherwise would have accrued on the principal amount so received, recovered, converted or not borrowed during the period (the "Indemnity Period") commencing with the date of such receipt, recovery, conversion, or failure to borrow to the last day of the applicable Interest Period for such LIBOR Loan at the rate of interest applicable to such LIBOR Loan (or the rate of interest agreed to in the case of a failure to borrow) provided for herein (prior to default) over (ii) the amount of interest which would be earned by such Bank during the Indemnity Period if it invested the principal amount so received, recovered, converted or not borrowed at the rate per annum approximately equal to LIBOR, as the case may be, on an amount approximately equal to such principal amount for a period of time comparable to such Indemnity Period.

         Any Bank requesting indemnification pursuant to this Section 4.1 shall deliver to Agent and to the Borrower a certificate as to any additional amounts payable pursuant to this Section 4.1 setting forth the basis and method of determining such amounts shall be conclusive, absent manifest error, as to the determination by each Bank set forth therein if made reasonably and in good faith. The Borrower shall pay to each Bank any amounts so certified by such Bank within 10 days of receipt of any such certificate. For purposes of this Section 4.1, all references to the "Bank" shall be deemed to include any participant in this Agreement and/or the Loans.

         Section 4.2. Additional Costs.

         (a) The Borrower shall pay to each Bank, from time to time, on demand of any such Bank, such amounts as such Bank may reasonably determine to be necessary to compensate it for any costs which Bank reasonably determines are attributable to its obligation to make any Loan hereunder, or any reduction in any amount receivable by such Bank hereunder in respect of any such Loans or such obligation (such increases in costs and reductions in amounts receivable being herein called "Additional Costs"), resulting from any Regulatory Change which: (i) changes the basis of taxation of any amounts payable to such Bank under this Agreement or its Note in respect of any such obligations (other than taxes imposed on the overall net income of such Bank for any of such obligations by the jurisdiction in which such Bank has its principal office or Lending Office or franchise taxes imposed in lieu of income taxes); or (ii) imposes or modifies any reserve, special deposit, deposit insurance or assessment, minimum capital, capital ratio or similar requirements relating to any extensions of credit or other assets of, or any deposits with or other liabilities of, such Bank (including any of such Loans or any deposits referred to in the definitions of "LIBOR Loans"); or (iii) imposes any other condition affecting this Agreement, or its Note (or any of such extensions of credit or liabilities) and such Bank's obligations with respect thereto. Each Bank will notify the Agent and the Borrower of any event occurring after the date of this Agreement which will entitle such Bank to compensation pursuant to this Section 4.2(a) as promptly as practicable after it obtains knowledge thereof and determines to request such compensation. Notwithstanding anything herein to the contrary, no provision of this Section 4.2(a) shall be deemed to require the Borrower to make any payment of any amount to the extent that such payment would duplicate any payment made by the Borrower pursuant to Section 3.7 hereof.

         (b) Without  limiting the effect of the  foregoing  provisions  of this
Section 4.2, in the event that, by reason of any Regulatory Change, any Bank either (i) incurs Additional Costs based on or measured by the excess above a specified level of the amount of a category of deposits or other liabilities of such Bank which includes deposits by reference to which the interest rate on LIBOR Loans is determined as provided in this Agreement or a category of extensions of credit or other assets of such Bank which includes LIBOR Loans or
(ii) becomes subject to restrictions on the amount of such a category of liabilities or assets which it may hold, then, if such Bank so elects by notice to the Borrower, the obligation of such Bank to make LIBOR Loans hereunder shall be suspended until the date such Regulatory Change ceases to be in effect (in which case the provisions of Section 4.5 shall be applicable).

         (c) Without  limiting the effect of the  foregoing  provisions  of this
Section 4.2 (but without duplication), the Borrower shall pay to each Bank from time to time on request such amounts as such Bank may reasonably determine to be necessary to compensate such Bank for any costs which it reasonably determines are attributable to the maintenance by it or any of its Affiliates pursuant to any law or regulation of any jurisdiction or any interpretation, directive or request (whether or not having the force of law and whether in effect on the date of this Agreement or thereafter) of any court or governmental or monetary authority, of capital in respect of its Loans or other obligations hereunder (such compensation to include, without limitation, an amount equal to any reduction in return on assets or equity of such Bank to a level below that which it could have achieved but for such law, regulation, interpretation, directive or request). Each Bank will notify the Agent and the Borrower if it is entitled to compensation pursuant to this Section 4.2(c) as promptly as practicable after it determines to request such compensation.

         (d) A statement of any Bank setting forth such amount or amounts, supported by calculations in reasonable detail, as shall be necessary to compensate such Bank as specified in paragraphs (a), (b) and (c) above shall be delivered to the Borrower and shall be conclusive absent demonstrable error. The Borrower shall pay each such Bank the amount shown as due on any such statement within ten (10) days after its receipt of the same.

         (e) Any Bank claiming any additional  amounts payable  pursuant to this
Section 4.2 agrees to use reasonable efforts (consistent with legal and regulatory restrictions) to designate a different Lending Office if the making of such a designation would avoid the need for, or reduce the amount of, any such additional amounts and would not, in the reasonable judgment of such Bank, be otherwise disadvantageous to such Bank.

         Section 4.3. Limitation on Types of Loans. Anything herein to the contrary notwithstanding, if:

         (a) any Bank determines (which determination shall be conclusive) that quotations of interest rates for the relevant deposits referred to in the definition of "LIBOR Loans" in Section 1.1 are not being provided in the relevant amounts or for the relevant maturities for purposes of determining the rate of interest for any LIBOR Loans as provided in this Agreement; or

         (b) any Bank determines (which determination shall be conclusive) and notifies the Agent and the Borrower that the relevant rates of interest referred to in the definition of "LIBOR Loans" in Section 1.1 upon the basis of which the rate of interest for any type of LIBOR Loans is to be determined do not adequately cover the cost to such Bank of making or maintaining such Loans, then, such Bank shall as soon as practicable thereafter give written notice (or facsimile notice promptly confirmed in writing) of such determination to the Agent and the Borrower, and any request by the Borrower for the making of a LIBOR Loan or conversion or continuation of any Loan into a LIBOR Loan, in each case, pursuant to the provisions hereof shall, until the circumstances giving rise to such notice no longer exist, be deemed to be a request for a Base Rate Loan. Each determination by a Bank made hereunder shall be conclusive absent manifest error.

         Section 4.4. Illegality. Notwithstanding any other provision in this Agreement, in the event that it becomes unlawful for any Bank or its Lending Office to honor its obligation to make or maintain LIBOR Loans hereunder, then such Bank shall promptly notify the Agent and the Borrower thereof and such Bank's obligation to make or maintain LIBOR Loans hereunder shall be suspended until such time as such Bank may again make and maintain such affected Loans (in which case the provisions of Section 4.5 shall be applicable).

         Section 4.5. Certain LIBOR Loans Pursuant To Sections 4.2. 4.3 and 4.4. If an event referred to in Section 4.2, 4.3 or 4.4 has occurred, the affected Bank shall be required to make Base Rate Loans in accordance with this Agreement, and all LIBOR Loans of such Bank then outstanding shall be automatically converted into Base Rate Loans on the date specified by such Bank in such notice (which shall be, for each LIBOR Loan, the last day of the Interest Period applicable thereto unless such Bank determines that it is required by law to convert such LIBOR Loan on an earlier date in which case such earlier date shall be the date of conversion), and, to the extent that LIBOR Loans are so made as (or converted into) Base Rate Loans, all payments of principal which would otherwise be applied to such Bank's LIBOR Loans shall be applied instead to its Base Rate Loans. In the event of any conversion of any LIBOR Loan to a Base Rate Loan pursuant to Section 4.5 prior to the maturity date with respect to such LIBOR Loan the Borrower shall pay to the relevant Bank all amounts required to be paid pursuant to Section 4.1 hereof.

         Section 4.6. Survival. The indemnities and other obligations set forth in this Article 4 shall survive payment in full of all Loans or extensions of credit made pursuant to this Agreement and the Termination Date.

                                   ARTICLE 5.
                              CONDITIONS PRECEDENT.

         Section 5.1. Documentary Conditions Precedent. The obligations of the Banks to make the Loans on or after the date hereof are subject to the conditions precedent that:

         (a) each Bank shall have received on or before the date hereof each of the following, in form and substance reasonably satisfactory to such Bank and its counsel:

                   (i) this Agreement and the Note executed in favor of such Bank duly executed by the Borrower;

                   (ii) a certificate of the Secretary of the Borrower and each of the Guarantors listed on Schedule 5.1A, dated the Closing Date, attesting to all corporate action taken by such entity, including resolutions of its Board of Directors authorizing the execution, delivery and performance of the Facility Documents and each other document to be delivered pursuant to this Agreement, together with certified copies of the certificate or articles of incorporation and the by-laws of the Borrower and each of such Guarantors; and, such certificate shall state that the resolutions and corporate documents thereby certified have not been amended, modified, revoked or rescinded as of the date of such certificate;

                   (iii) a certificate of the Secretary of the Borrower and each of the Guarantors (which in the case of Guarantors may be in the form of an omnibus certificate), dated the Closing Date, certifying the names and true signatures of the officers of such entity authorized to sign the Facility Documents and the other documents to be delivered by such entity under this Agreement;

                   (iv) a certificate of a duly authorized officer of the Borrower, dated the Closing Date, stating that the representations and warranties in Article 6 are true and correct on such date as though made on and as of such date and that no event has occurred and is continuing which constitutes a Default or Event of Default;

                   (v) Guarantees, duly executed by each Guarantor;

                   (vi) Security Agreements, duly executed by each of the Operating Companies, together with fully executed and completed financing statements on form UCC-1, in proper form for filing in all jurisdictions necessary or, in the reasonable discretion of the Agent, desirable to perfect the security interests granted under the Security Agreements;

                   (vii) UCC search results identifying all financing statements on file with respect to the Borrower or the Guarantor in such jurisdictions as the Agent requires indicating that no party claims any interest in the property of the Borrower or the Guarantors other than the holders of Permitted Liens;

                   (viii) results of title searches with respect to such properties of the Borrower and the Guarantor as the Agent requires which shall be satisfactory to the Banks in all respects;

                   (ix) the Assignments, duly executed by each of the Borrower and the Guarantors in proper form for filing in all jurisdictions necessary or in the reasonable discretion of the Agent, desirable to record the Banks' interest in the leases on the Real Estate Assets;

                   (x) the Environmental Indemnity Agreement, duly executed by the Borrower and each Guarantor;

                   (xi) an opinion of counsel for the Borrower and Guarantors, dated the Closing Date, in substantially the form of Exhibit F;

                   (xii) satisfactory evidence that the Borrower and the Guarantors listed on Schedule 5.1A are duly organized, validly existing and in good standing under the laws of their respective jurisdictions of incorporation;

                   (xiii) audited consolidated balance sheets of the Borrower and the Guarantors as of December 31, 1995, and consolidated income statements and statements of cash flows of the Borrower and the Guarantors for the fiscal year then ended, all prepared in accordance with GAAP, together with the unqualified opinion thereon of Arthur Andersen, LLP, independent certified public accountants, together with management prepared consolidating balance sheets, income statements and statements of cash flows as of the same date and covering the same fiscal period, and unaudited consolidated and consolidating balance sheet of the Borrower and the Guarantors as at September 30, 1996, together with income statements and statements of cash flows of the Borrower and the Guarantors for the fiscal quarter ended September 30, 1996 and for the period commencing at the end of the previous fiscal year and ending with the end of such quarter, each prepared by or under the supervision of the chief financial officer of the Borrower in accordance with GAAP;

                   (xiv) evidence that the Borrower and the Guarantors maintain such insurance with respect to their business and properties as would customarily be maintained by similar businesses which are similarly situated;

                   (xv) satisfactory evidence that neither the Borrower nor any Guarantor is in default with respect to any contractual obligations to which it is a party, the effect of which may be material and adverse to the Borrower or any Operating Company, or the Borrower and the Guarantors, taken as a whole, or to the ability of the Borrower or any Guarantor to perform its obligations hereunder or under the other Facility Documents;

                   (xvi) a duly executed  Borrowing Base Certificate  containing
         information   as  of  September   30,  1996,   in  form  and  substance
         satisfactory to the Banks;

                   (xvii)  a  property  cash  flow  analysis  in the form of the property cash flow analysis previously delivered to the Banks confirming information as of June 1, 1996, which shall in all respects be satisfactory to the Banks, together with a certification of a duly authorized officer of the Borrower (A) that no event or circumstance has occurred since June 1, 1996 which would have a material adverse effect on the information contained in such analysis or (B) describing all material changes in such analysis from the date thereof through the date hereof;

                   (xviii)  such  other   documents,   instruments,   approvals,
         opinions and evidence as the Banks may reasonably require.

         (b) the Borrower shall have paid or caused to be paid to the Banks in full all fees and expenses required to be paid hereunder or in connection herewith, and including all fees and expenses of the Banks incurred in connection with the preparation, execution and delivery of this Agreement and the other Facility Documents and the consummation of the transactions contemplated thereby and all expenses incurred by the Agent pursuant to Subparagraph (g) below;

         (c) the Borrower and the Guarantors shall have obtained all consents, permits and approvals required in connection with the execution, delivery and performance by the Borrower and the Guarantors of their obligations hereunder and such consents, permits and approvals shall continue in full force and effect;

         (d) the Banks shall be satisfied that the proceeds of the initial Loans hereunder shall be applied to pay the Borrower's Existing Bank Debt in full on the date hereof, that all UCC-1 financing statements filed to secure the Borrower's obligations with respect to the Existing Bank Debt shall have been terminated, and that all existing lines of credit in demand facilities of the Borrower and the Guarantor shall be terminated;

         (e) the Agent shall have been provided with copies of all credit agreements, loan agreements, indentures, mortgages and other documents relating to the extension of credit to the Borrower and shall be satisfied with its review of the foregoing;

         (f) the Banks shall be satisfied with the form and content of all Schedules delivered by the Borrower pursuant to this Agreement or any document delivered in connection herewith;

         (g) the Agent shall have conducted a physical inspection of no fewer than twenty (20) Eligible Properties and shall be satisfied that such properties are occupied as represented by the Borrower, are in good and workmanlike condition and are otherwise in conformance with the Agent's minimal lending requirements;

         (h) the Agent shall have received copies of owner's title insurance policies on each of the properties referred to in subparagraph (g) above;

         (i) the Agent shall have verified the nine month Net Operating Income at September 30, 1996 (which shall be annualized and normalized) for each of the properties referred to in subparagraph (g) above, including analysis of future contractual income stream and verification of revenues and expenses;

         (j) the Agent shall have completed a review of all leases relating to each of the properties referred to in subparagraph (g) above;

         (k) all legal matters in connection with this financing shall be reasonably satisfactory to the Banks and their counsel.

         Section 5.2. Additional Conditions Precedent. The obligations of the Banks to make any Loan shall be subject to the further conditions precedent (which shall be in addition to, and shall not be deemed to limit or modify, any of the other terms and conditions hereunder) that on the date of such Loan the Banks shall have received the following:

         (a) a certificate executed by the Chief Financial Officer or the Chief Executive Officer of the Borrower dated as of such date, stating that (i) the representations and warranties contained in Article 6 hereof, which for purposes of this Section, shall be deemed to relate to the Borrower and to each Guarantor as if each Person where the subject of each such representation and warranty, are true and correct in all material respects on and as of the date of such Loan as though made on and as of such date (except when such representation or warranty by its terms relates to the date hereof or another specific date; (ii) no Default or Event of Default has occurred and is continuing or would result from any such Loan, (iii) since the date of the most recent Borrowing Base Certificate there has been no material adverse change in the Borrowing Base; and (iv) since the date of the most recent financial statements delivered hereunder there has been no material adverse change in the business, properties, prospects, financial or other condition of the Borrower or any Guarantor;

         (b) a certificate executed by the Chief Financial Officer or the Chief Executive Officer of the Borrower, dated as of such date, in form and substance satisfactory to the Banks stating that after giving effect to the proposed borrowing, Aggregate Outstandings, will not exceed the lesser of (i) the total Commitments or (ii) the Borrowing Base then in effect; and

         (c) a copy of the Borrower's most recent Borrowing Base Certificate delivered pursuant to Section 7.8 hereof.

                                   ARTICLE 6.
                         REPRESENTATIONS AND WARRANTIES.

         The Borrower and, where applicable, each Guarantor, hereby represents and warrants that:

         Section 6.1. Incorporation, Good Standing and Due Qualifications; Compliance with Law. Each of the Borrower and the Guarantors is duly incorporated, validly existing and in good standing under the laws of its respective jurisdiction of incorporation, has the corporate power and authority to own its assets and to transact the business in which it is now engaged or presently proposes to be engaged, and is duly qualified as a foreign corporation and in good standing under the laws of each other jurisdiction in which such qualification is required except where the failure to so qualify would not cause a material adverse effect upon the operations, business, properties or financial condition of the Borrower or any Operating Company or of the Borrower and the Guarantors, taken as a whole. In addition, the Borrower and each of the Guarantors is in compliance in all material respects with all laws, treaties, rules or regulations, and determinations or orders of or with respect to all arbitrators, courts or other governmental authorities applicable to it.

         Section 6.2. Power and Authority; No Conflicts. The execution, delivery and performance by the Borrower and the Guarantors of each of the Facility Documents to which it is a party have been duly authorized by all necessary corporate action and do not and will not: (a) require any consent or approval of the stockholders of the Borrower or any of the Guarantors; (b) contravene the charter or by-laws of the Borrower or any of the Guarantors; (c) violate any provision of, or require any filing, registration, consent or approval under, any law, rule, regulation (including, without limitation, the provisions of Regulation G, T, U or X of the Board of Governors of the Federal Reserve system as in effect from time to time), order, writ, judgment, injunction, decree, determination or award presently in effect having applicability to the Borrower;
(d) result in a breach of or constitute a default or require any consent under any indenture or loan agreement or any other agreement, lease or instrument to which the Borrower or any of the Guarantors is a party or by which properties of the Borrower or any of the

Guarantors may be bound or affected; (e) result in or require the creation or imposition of any Lien upon or with respect to any of the properties now owned or hereafter acquired by the Borrower or any of the Guarantors except in favor of the Banks as herein provided; or (f) cause the Borrower or any of the Guarantors to be in default under any such rule, regulation, order, writ, judgment, injunction, decree, determination or award or any such indenture, agreement, lease or instrument.

         Section 6.3. Legally Enforceable Agreements. Each Facility Document is, or when delivered under this Agreement will be, a legal, valid and binding obligation of the Borrower and each Guarantor (if such entity or Person is a party thereto) enforceable against such entities or Person in accordance with its terms, except to the extent that such enforcement may be limited by applicable bankruptcy, insolvency, fraudulent conveyance and other similar laws affecting creditors' rights generally or by the effect of general principles of equity which may limit the availability of equitable remedies (whether in a proceeding at law or in equity).

         Section 6.4. Litigation. There are no actions, suits or proceedings pending or, to the knowledge of the Borrower, threatened, against or affecting the Borrower or any of the Guarantors before any court, governmental agency or arbitrator, which would, in any one case or in the aggregate, materially adversely affect the financial condition, operations, properties or business of the Borrower or any of the Guarantors, or the ability of the Borrower or any Guarantor to perform its obligations hereunder.

         Section 6.5. Financial Statements; Other Liabilities. The consolidated balance sheet of the Borrower and the Guarantors as at December 31, 1995, and the related income statements and statements of cash flow of the Borrower and the Guarantors for the fiscal year then ended, and the accompanying notes, together with the unqualified opinion thereon of Arthur Andersen, LLP, independent certified public accountants, and the interim financial statements of the Borrower and the Guarantors as at and as of (as the case may be) September 30, 1996, copies of which have been furnished to each of the Banks, fairly present the financial condition of the Borrower and the Guarantors as at such dates and the results of the operations of the Borrower and the Guarantors for the periods covered by such statements, all in accordance with GAAP consistently applied (subject, in the case of interim financial statements, to year-end adjustments and except, in the case of such interim financial statements, for the absence of notes thereto prepared in accordance with GAAP). As of the date hereof, there are no liabilities or obligations of the Borrower or any of the Guarantors , whether direct or indirect, absolute or contingent, or matured or unmatured, other than (a) as disclosed or provided for in the financial statements and notes thereto which are referred to above or which are not required to be so disclosed, or (b) which are disclosed elsewhere in this Agreement or in the Schedules hereto or which are not required to be so disclosed, or (c) arising in the ordinary course of business since December 31, 1995 or (d) created by this Agreement. The written information, exhibits and reports furnished by the Borrower to the Banks in connection with the negotiation of this Agreement are complete and correct in all material respects. No event has occurred which would constitute a material adverse change in the business, financial or other condition or prospects of the Borrower and the Guarantors taken as a whole.

         Section 6.6. Ownership and Liens. The Borrower and the Guarantors have title to, or valid leasehold interests in, all of its properties and assets, real and personal, including the properties and assets, and leasehold interests reflected in the financial statements referred to in Section 6.5, and none of the properties and assets owned by the Borrower or the Guarantors, and none of their respective leasehold interests is subject to any Lien, except for Permitted Liens.

         Section 6.7. Taxes. The Borrower and each of the Guarantors have filed all tax returns (foreign, federal, state and local) required to be filed (including, without limitation, with respect to payroll and sales taxes) and the Borrower and each of the Guarantors have paid all taxes (including, without limitation, all payroll and sales taxes), assessments and governmental charges and levies shown thereon to be due, including interest and penalties, other than taxes, assessments and governmental charges and levies being contested in good faith by appropriate proceedings and with respect to which adequate reserves in conformity with GAAP shall have been provided on the books of the Borrower and the Guarantors.

         Section 6.8. ERISA. As of the date hereof, the Borrower and its ERISA Affiliates are in compliance in all material respects with all applicable provisions of ERISA. No Reportable Event has occurred with respect to any Plan; no notice of intent to terminate a Plan has been filed nor has any Plan been terminated; no circumstance exists which constitutes grounds under Section 4042 of ERISA entitling the PBGC to institute proceedings to terminate, or appoint a trustee to administer, a Plan, nor has the PBGC instituted any such proceedings; neither the Borrower, nor any ERISA Affiliate has completely or partially withdrawn under Sections 4201 or 4204 of ERISA from a Multiemployer Plan; the Borrower and each of its ERISA Affiliates have met their minimum funding requirements under ERISA with respect to all of their Plans and there are no Unfunded Vested Liabilities, and neither the Borrower nor any ERISA Affiliate has incurred any material liability to the PBGC under ERISA.

         Section 6.9. Subsidiaries. As of the date hereof, Schedule 6.9 is a complete and correct list of all Subsidiaries of the Borrower.

         Section 6.10. Credit Arrangements. Schedule 6.10 is a complete and correct list of all agreements, indentures, purchase agreements, guaranties, Capital Leases and other investments, agreements and arrangements in effect on the date of this Agreement providing for or relating to extensions of credit in the aggregate amounts of $250,000 or more to the Borrower or any of the Guarantors for borrowed money (including agreements and arrangements for the issuance of letters of credit or for acceptance financing but excluding indebtedness which is non-recourse to the Borrower or the Guarantors) in respect of which the Borrower or any of the Guarantors is in any manner directly or contingently obligated; and the maximum principal or face amounts of the credit in question, outstanding and which can be outstanding, are correctly stated, and all Liens of any nature given or agreed to be given as security therefor are correctly described or indicated in such Schedule.

         Section 6.11. Operation of Business. The Borrower and the Guarantors possess all licenses, permits, franchises, patents, copyrights, trademarks and trade names, or rights thereto, to conduct their respective businesses substantially as now conducted and as presently proposed to be conducted except where the failure to obtain any of the foregoing would not result in a material adverse effect upon the operations, business, properties, or financial condition of the Borrower or any Operating Company or of the Borrower and the Guarantors, taken as a whole.

         Section 6.12. Hazardous Substances. Except as disclosed in the Borrower's most recent report on Form 10-K (a copy of which has been provided to the Banks), (i) the Borrower and the Guarantors are in material compliance with all applicable Environmental Laws, and have obtained all necessary licenses and permits required to be issued pursuant to any applicable Environmental Law and
(ii) as of the date hereof, neither the Borrower nor any of the Guarantors has received any notice or communication from any governmental agency with respect to (a) any Hazardous Substance relative to its operations, property or acts, or
(b) any investigation, demand or request pursuant to or enforcing any Environmental Law relating to it or its operations, properties or acts, and no such investigation is pending or, to the knowledge of the Borrower or any Guarantor, threatened.

         Section 6.13. No Default on Outstanding Judgments or Orders. Each of the Borrower and the Guarantors has satisfied all judgments, orders, notices of violation and decrees and neither the Borrower nor any of the Guarantors is in default with respect to any judgment, writ, injunction, decree, notice of violation, rule or regulation of any court, arbitrator or federal, state, municipal or other governmental authority, commission, board, bureau, agency or instrumentality, domestic or foreign applicable to it.

         Section 6.14. Labor Disputes and Acts of God. As of the date hereof, neither the business nor the properties of the Borrower or any of the Guarantors are affected by any fire, explosion, accident, strike, lockout or other labor dispute, drought, storm, hail, earthquake, embargo, act of God or of the public enemy or other casualty (whether or not covered by insurance), materially and adversely affecting such business or properties or the operations of the Borrower and the Guarantors taken as a whole, or the ability of the Borrower or any Guarantor to perform its obligations hereunder (in each case, after giving effect to insurance).

         Section 6.15. Governmental Regulation. Neither the Borrower nor any of the Guarantors is subject to regulation under the Public Utility Holding Company Act of 1935, the Investment Company Act of 1940 or any other statute or regulation limiting its ability to incur indebtedness for money borrowed as contemplated hereby.

         Section 6.16. Partnership, Etc. Except as disclosed in Schedule 6.16, neither the Borrower nor any Guarantor is a partner in any partnership or a member in any limited liability partnership or company.

         Section 6.17. No Forfeiture Proceedings. Neither the Borrower nor any of the Guarantors is engaged in or proposes to be engaged in the conduct of any business or activity which is likely to result in a Forfeiture Proceeding, and no Forfeiture Proceeding against any of them is pending or, to the best knowledge of the Borrower and the Guarantors as of the date hereof, threatened.

         Section 6.18. No Default or Event of Default. No Default or Event of Default has occurred and is continuing under this Agreement.

         Section 6.19. Solvency. Without giving effect to any Guarantee executed in connection with this Agreement, each of the Borrower and the Guarantors is Solvent. After giving effect to any such Guarantee, the Borrower and the Guarantors, taken as a whole, are Solvent.

         Section 6.20. Name. Except as set forth on Schedule 6.20, during the five years prior to the making of this Agreement, neither the Borrower nor any Guarantor has been known under, or transacted business using, any name or trade style except for the name set forth above such entity's signature on this Agreement.

         Section 6.21. Other Agreements. Neither the Borrower nor any Guarantor, is a party to any indenture, loan or credit agreement or any lease or other agreement or instrument or subject to any charter or corporate restriction which would, in any case or in the aggregate have a material adverse effect on its ability to carry out its obligations hereunder or under the Facility Documents. Neither the Borrower, nor any of the Guarantors, is in default in any respect in the performance, observance or fulfillment of any of the obligations, covenants or conditions contained in any agreement or instrument material to its business to which it is a party.

         Section 6.22. Eligible Properties. The Borrower and the Guarantors own each of the Eligible Properties free and clear of all liens or encumbrances other than liens or encumbrances that secure indebtedness aggregating, in the case of any such Eligible Property, less than 10% of the annualized and normalized year-to-date Net Operating Income for such property capitalized at 11.5% at the time of determination. The Borrower has provided to the Banks true, correct and complete copies of all leases applicable to the Eligible Properties and neither the Borrower, nor any Guarantor, knows of any present default (whether monetary or non-monetary) under or with respect to any of such leases. Each of such leases is in full force and effect and has not been modified or otherwise amended.

         Section 6.23. Title Insurance. The Borrower and the Guarantors have with respect to each Real Property Asset that is an owned property a fully paid owner's title insurance policy and with respect to each Real Property Asset that is a loan secured by a mortgage on real property a fully paid owner's title insurance policy and with respect to each Real Property Asset that is a loan secured by a mortgage on real property a fully paid mortgagee's title insurance policy.

                                   ARTICLE 7.
                              AFFIRMATIVE COVENANTS

         So long as any of the Notes or any other Obligations shall remain unpaid or any Bank shall have any Commitment hereunder, the Borrower and each Guarantor shall:

         Section 7.1. Maintenance of Existence. Except as otherwise provided in this Agreement, preserve and maintain its corporate existence and remain in good standing in the jurisdiction of its organization, and qualify and remain qualified, as a foreign corporation in each jurisdiction in which such qualification is required.

         Section 7.2. Conduct of Business. Continue to engage principally in the principal businesses conducted by it on the date hereof.

         Section 7.3. Maintenance of Properties. Maintain, keep and preserve, all of its properties (tangible and intangible) necessary or useful in the proper conduct of its business in good working order and condition, ordinary wear and tear excepted.

         Section 7.4. Maintenance of Records. Keep, adequate records and books of account, in which complete entries, reflecting all financial transactions of such Person, will be made.

         Section 7.5. Maintenance of Insurance.

         (a) With respect to each Operating Company, maintain insurance covering its assets and its business with financially sound and reputable insurance companies or associations properly licensed to do business in New York and in the other jurisdictions where inventory is located in such amounts and covering such risks (including, without limitation, products liability) as are usually carried by companies engaged in the same or a similar business and similarly situated and as are required by the Facility Documents. The Borrower shall provide the Banks notice that such policies have been paid in full and shall deliver certified copies of the policy or policies of such insurance or certificates of insurance to the Banks if the Banks so request.

         (b) With respect to the Borrower or any Guarantor that is not an Operating Company, provide copies of evidence of insurance provided by any tenant of a Real Estate Asset as required by the lease relating to such property and, if any tenant is in default of its obligation to maintain insurance or if any Real Estate Asset becomes vacant, the Borrower or the Guarantor, as the case may be, shall maintain such insurance as is required by Section 7.11 hereof.

         Section 7.6. Compliance with Laws. Comply and cause each tenant of the Eligible Properties to comply with all applicable laws, rules, regulations and orders.

         Section 7.7. Right of Inspection. (a) Subject to the terms of any lease relating to any Real Estate Asset, at any reasonable time upon reasonable notice during normal business hours and from time to time, permit any Agent or any agent or representative thereof, to make physical inspections of each Real Estate Asset and to examine and make copies and abstracts from the records and books of account of, and visit the properties of, such Person and to discuss the affairs, finances and accounts of such Person with any of its officers and directors and such entity's independent accountants. In addition, if during the course of any such examination hereunder, anything comes to the Agent's attention which causes the Agent to be concerned that there may be an environmental condition at any Real Estate Asset that is an Eligible Property, the

Agent may require the Borrower to permit the Agent to conduct such environmental inspections as the Agent shall deem necessary with respect to such property at the Borrower's expense; provided, however that the Borrower may, within 10 days of receipt of notice from the Agent of its intention to so inspect such Eligible Property, elect not to permit the Agent to conduct such examination in which event such Real Estate Asset shall no longer be considered an Eligible Property for purposes of calculating the Borrowing Base;

         (b) In addition to the inspection rights of the Agent pursuant to subparagraph (a) of this Section, the Agent shall be permitted to conduct annual due diligence investigations (which may include site inspections) of the Eligible Properties. The scope of such investigations shall be determined by the Agent and the costs of such investigations up to $15,000 per year, shall be borne by the Borrower and shall be paid out of the Administrative Fee.

         Section 7.8.  Reporting  Requirements.  Furnish directly to each of the
Banks:

         (a) (1) as soon as available and in any event within 90 days after the end of each fiscal year of the Borrower, audited, consolidated financial statements of the Borrower and the Guarantors, which shall include consolidated balance sheets of the Borrower and the Guarantors as of the end of such fiscal year, together with consolidated income statements and statements of cash flows of the Borrower and the Guarantors for such fiscal year and as of the end of and for the prior fiscal year, all prepared in accordance with GAAP and accompanied by an unqualified opinion on such consolidated financial statements by a nationally recognized independent certified public accountants reasonably acceptable to the Banks, together with management prepared corresponding consolidating financial statements, all prepared by or under the supervision of the Chief Financial Officer of the Borrower in accordance with GAAP;

         (b) as soon as available and in any event within 45 days after the end of each of the first, second and third quarters of each fiscal year of the Borrower, Consolidated and Consolidating financial statements of the Borrower and the Guarantors, which shall include consolidated and consolidating balance sheets of the Borrower and the Guarantors as of the end of each such quarter, together with consolidated and consolidating income statements and statements of cash flows of the Borrower and the Guarantors for each such quarterly period and for the period commencing at the end of the previous fiscal year and ending with the end of such quarter, all in reasonable detail and stating in comparative form the respective figures for the corresponding date and period in the previous fiscal year and all prepared by or under the supervision of the chief financial officer of the Borrower in accordance with GAAP (subject to year-end adjustments and except for the absence of notes thereto prepared in accordance with GAAP);

         (c) simultaneously with the delivery of the financial reporting statements referred to in (a) and (b) above, a certificate of the Chief Executive Officer or the Chief Financial Officer of the Borrower, certifying that to the best of his knowledge (i) no Default or Event of Default has occurred and is continuing or, if a Default or Event of Default has occurred and is continuing, a statement as to the nature thereof and the action which is proposed to be taken with respect thereto, with computations demonstrating compliance (or non-compliance, as the case may be) with the covenants contained in Article 9, and (ii) such financial statements have been prepared in accordance with GAAP (subject, in the case of interim statements, to year end adjustments and except for the absence of notes thereto prepared in accordance with GAAP);

         (d) simultaneously with the delivery of the annual financial statements referred to in Section 7.8(a) above, a certificate of the independent public accountants who audited such statements to the effect that, in making the examination necessary for the audit of such statements, they have obtained no knowledge of any condition or event which constitutes a Default or Event of Default, or if such accountants shall have obtained knowledge of any such condition or event, specifying in such certificate each such condition or event of which they have knowledge and the nature and status thereof;

         (e) Quarterly, as soon as available and, in any event, not later than the dates financial statements are required to be delivered pursuant to (a) and
(b) above, a Borrowing Base Certificate;

         (f) Annually, not later than February 15 of each year, the Borrower's business plan and projections of financial statements for the immediately succeeding year illustrating the projected income statements, balance sheets and statement of cash flows, each in form and substance satisfactory to the Banks;

         (g) Quarterly, as soon as available and, in any event, not later than the dates financial statements are required to be delivered pursuant to (a) and
(b) above, a report detailing the performance of all operations of the Borrower and the Guarantors by business segment, in form and substance satisfactory to the Banks;

         (h) Property financial information in a form consistent with the form of information provided on Schedule 7.8(h) hereto;

         (i) promptly after the Borrower or any Guarantor becomes aware of the commencement thereof, notice of (a) all actions, suits, and proceedings before any court or governmental department, commission, board, bureau, agency or instrumentality, domestic or foreign, affecting the Borrower or any Guarantor, including, without limitation, any such proceeding relating to any alleged violation of any Environmental Law and including any proceedings relating to any matter if a determination adverse to the Borrower and the Guarantors in such proceeding would have a material adverse effect upon the operations, business, properties or financial condition of the Borrower or any Operating Company or of the Borrower and the Guarantors, taken as a whole or (b) default under any lease or mortgage with respect to any Real Estate Asset which would have a material adverse effect upon the operations, business, properties or financial condition of the Borrower or any Operating Company or on the Borrower and the Guarantors, taken as a whole;

         (j) immediately after the Borrower or any Guarantor has knowledge of any Default or Event of Default has occurred, a written notice setting forth the details of such Default or Event of Default and the action which is proposed to be taken by the Borrower with respect thereto;

         (k) as soon as possible and in any event within five Banking Days after the Borrower knows that any of the events or conditions specified below with respect to any Plan or Multiemployer Plan have occurred or exist, a statement signed by a Chief Executive Officer or the Chief Financial Officer of the Borrower setting forth details respecting such event or condition and the action, if any, which the Borrower or its ERISA Affiliate proposes to take with respect thereto (and a copy of any report or notice required to be filed with or given to PBGC by the Borrower or an ERISA Affiliate with respect to such event or condition):

                   (i) any Reportable Event;

                   (ii) the filing under Section 4041 of ERISA of a notice of intent to terminate any Plan or the termination of any Plan;

                   (iii) the institution by PBGC of proceedings under Section 4042 of ERISA for the termination of, or the appointment of a trustee to administer, any Plan, or the receipt by the Borrower or any ERISA Affiliate of a notice from a Multiemployer Plan that such action has been taken by PBGC with respect to such Multiemployer Plan;

                   (iv) receipt by the Borrower or ERISA Affiliate of notice from a Multiemployer Plan of the complete or partial withdrawal by the Borrower or any ERISA Affiliate under Section 4201 or 4204 of ERISA from a Multiemployer Plan imposing withdrawal liability (as of the date of such notification) exceeding $250,000 or requiring payments exceeding $250,000 per annum;

                   (v) receipt by the Borrower or any ERISA Affiliate of notice from a Multiemployer Plan that it is in reorganization or insolvency pursuant to Section 4241 or 4245 of ERISA or that it intends to terminate or has terminated under Section 4041A of ERISA if the aggregate annual contributions of the Borrower and all ERISA Affiliates to all Multiemployer Plans which are then in reorganization or being terminated have been increased by over amounts contributed to such Multiemployer Plans for the plan year immediately preceding the plan year in which the reorganization or termination occurs by an amount exceeding $250,000; and

                   (vi) the institution of a proceeding by a fiduciary or any Multiemployer Plan against the Borrower or any ERISA Affiliate to enforce Section 515 of ERISA for delinquent contributions in excess of $100,000 which proceeding is not dismissed within 30 days;

         (l) annually, not later than June 1 of each year, a property cash flow analysis for the Borrower and the Guarantors, which shall be in form and substance satisfactory to the Banks;

         (m) upon the request of the Banks, promptly after the furnishing thereof, copies of any reports or records required to be filed with or furnished to any insurance carriers or governmental authorities relating to Hazardous Substances located on any of real properties owned or occupied by the Borrower or any Guarantor ;

         (n) promptly after the Borrower or any Guarantor knows of the commencement or threat thereof, notice of any Forfeiture Proceeding;

         (o) promptly after such judgment, decree or order is entered, notice of any judgment, decree or order entered against the Borrower or any of the Guarantors;

         (p) promptly and, in any event, within 5 Banking Days, notice of any event which would (i) require an interim adjustment of $500,000 or more to the Borrowing Base in accordance with the provisions of Section 3.8 hereof or (ii) would require an interim adjustment of the Borrowing Base, regardless of amount, if as a result of such adjustment Aggregate Outstandings would exceed the Borrowing Base; and

         (q) such other information respecting the condition or operations, financial or otherwise of the Borrower or any of the Guarantors or ERISA Affiliates, including copies of other reports filed from time to time within the Securities and Exchange Commission, as the Banks may from time to time reasonably request.

         Section 7.9. Payment of Obligations. Pay, discharge or otherwise satisfy at or before maturity or before they become delinquent, as the case may be, all material Indebtedness and other material obligations of whatever nature.

         Section 7.10. Payment of Taxes.

         (a) From time to time when the same shall become due and payable, pay and discharge all taxes of every kind and nature, all general and special assessments, levies, permits, inspection and license fees, all water and sewer rents and charges, and all other public charges whether of a like or different nature, imposed upon or assessed against the Eligible Properties, or any part thereof, or upon the revenues, rents, issues, income and profits of the Eligible Properties, or any part thereof, or arising in respect of the occupancy, use of possession thereof unless such claims are being contested in good faith by appropriate proceedings provided that adequate reserves in conformity with GAAP shall have been provided on the books of the Borrower and/or such Guarantor(s). Borrower and each Guarantor shall, upon the request of the Agent, deliver to the Agent receipts evidencing the payment of all such taxes, assessments, levies, fees, rents and other public charges imposed upon or assessed against the Eligible Properties or any part thereof, or the revenues, rents, issues, income or profits thereof.

         (b) Pay from time to time when the same shall become due, all lawful claims and demands of mechanics, materialmen, laborers and others, which claims and demands, if unpaid, might result in, or permit the creation of, a lien on the Eligible Properties or any part thereof, or on the revenues, rents, issues, income and profits arising therefrom, unless such claims are being contested in good faith by appropriate proceedings provided that adequate reserves in conformity in the GAAP shall have been provided on the books of the Borrower and/or the Guarantors.

         Section 7.11. Insurance

         (a) Keep or enforce the obligation of tenants to keep, the Real Estate Assets insured against damage by fire and other hazards covered by the standard extended coverage insurance policy. Subject to the terms of the applicable leases, all insurance policies and endorsements required pursuant to this Section shall be fully paid for, nonassessable and contain such provisions and expiration dates and be in such form and amounts and issued by such insurance companies satisfactory to the Banks. In addition, after the occurrence of an Event of Default hereunder, the Banks may require the Borrower and the Guarantors to carry or to require their respective tenants to carry such other insurance on the Real Estate Assets including oil storage tank insurance, in such amounts as may from time to time be required by institutional lenders, against insurable casualties which at the time are commonly insured against in the case of premises similarly situated.

         (b) Subject to the terms of the applicable leases, if any Eligible Property or any part thereof, is located in an area which has been identified by the Secretary of housing and Urban Development as a flood hazard area, the Borrower and the Guarantors shall keep, or cause their respective tenants to keep, for as long as any Indebtedness remains unpaid, such Eligible Property covered by flood insurance in an amount at least equal to the value assigned to such Eligible Property in the Borrowing Base.

         (c) The Borrower shall give the Agent prompt notice of any loss to any Real Estate Asset covered by insurance if such loss would decrease the value of such Real Estate Asset by $500,000 or more or (ii) would have a material adverse affect on the Borrowing Base or upon the Borrower and its Subsidiaries on a consolidated basis. For so long as no Event of Default has occurred and is continuing, (i) the Borrower shall have the sole right to adjust losses covered by insurance, (ii) the proceeds from any adjusted insurance claim shall be paid to the Borrower, which proceeds shall be used by the Borrower for the restoration, rebuilding, renovation and/or repair of the property so requiring same. If, at the time of any loss, an Event of Default has occurred and is continuing, (i) the Borrower shall not adjust said loss without the prior written consent of the Banks; and (ii) any and all insurance proceeds shall be paid to the Agent and the Agent, with the consent of the Required Banks, in its sole discretion, may use such proceeds to either (i) repay all or any portion of the Loans or (ii) restore, rebuild, renovate and/or repair the damaged property. In the event the Agent makes the insurance proceeds available to the Borrower, the Borrower agrees to promptly commence and diligently continue to perform the repairs, restoration, renovation or rebuilding of the damaged property so as to restore such property to be in full compliance with all laws and so that such property shall be at least equal in value and general utility as prior to such damage or destruction. All provisions of this Section 7.11(c) and the Banks rights and remedies hereunder are subject to the insurance provisions of the applicable leases on the Real Estate Assets.

         Section 7.12. Condemnation. The Borrower, immediately upon obtaining knowledge of the institution of any proceedings for the condemnation of any of the Real Estate Assets or any part of any Real state Assets that may materially effect the value of the Borrowing Base or that may materially adversely effect the Borrower and its Subsidiaries, on a consolidated basis, will notify the Agent of the pendency of such proceeding. Subject to the provisions of the applicable leases, after the occurrence of an Event of Default hereunder, the Agent may participate in any such proceeding and the Borrower, from time to time, will deliver to the Agent all instruments requested by it to permit such participation. In the event of such condemnation proceeding after the occurrence of an Event of Default hereunder, the award or compensation payable is hereby assigned to and shall be paid to the Agent. The Agent shall be under no obligation to question the amount of any such award or compensation. In any such condemnation proceedings after the occurrence of an Event of Default hereunder, the Agent may be represented by counsel selected by the Agent. The Borrower, upon request by the Agent, shall make, execute and deliver any and all instruments requested for the purpose of confirming the assignment of the aforesaid awards and compensation to the Agent free and clear of any liens, charges or encumbrances of any kind or nature whatsoever. All provisions of this
Section 7.12 and the Banks rights and remedies hereunder are subject to the condemnation provisions of the applicable leases on the Real Estate Assets.

         Section 7.13. Subsidiaries. Simultaneously with their creation, cause all Subsidiaries to become Guarantors hereunder and, in connection therewith to execute and deliver to the Banks, Guarantees.

                                   ARTICLE 8.
                               NEGATIVE COVENANTS.

         So long as any of the Notes or other Obligations shall remain unpaid or any Bank shall have any Commitment hereunder, neither the Borrower nor any Guarantor shall:

         Section 8.1. Indebtedness. Create, incur, assume or suffer to exist, or permit any Subsidiary to create, incur, assume or suffer to exist any Indebtedness, except for any of the following types of Indebtedness:

         (a) Indebtedness of the Borrower under this Agreement or the Notes;

         (b) Indebtedness described in Schedule 8.1 and any other existing Indebtedness of any Guarantor relating to extensions of credit of less than $250,000 that is non-recourse to the Borrower or any other Guarantor and any refinancing of any such Indebtedness secured by a mortgage on any real property of the Borrower or any Guarantor provided that such refinancing does not increase the principal amount of such Indebtedness;

         (c) Provided that no Event of Default then exists or would result therefrom, Indebtedness of the Borrower, or any such Guarantor, secured by purchase money Liens permitted by Section 8.2 provided that the maximum amount of such Indebtedness incurred during any fiscal year (excluding non-recourse indebtedness secured by real property) shall not exceed $500,000 provided, however, that no provision of this
Section 8.1(c) shall prohibit the Borrower from entering into an operating lease for computer equipment having a value of up to $1,500,000 during 1997 and provided that the obligations of the Borrower under such lease shall be permitted in addition to the $500,000 annual limit provided for in this subsection;

         (d) unsecured trade indebtedness and customer deposits incurred in the ordinary course of business;

         (e) in the case of the Guarantors the guarantees of the Obligations pursuant to the Guarantees; and

         (f) Indebtedness of any Post-Closing Guarantor provided that such Indebtedness is non-recourse to the Borrower or to any other Guarantor.

         Section 8.2. Liens. Create, incur, assume or suffer to exist or permit any Subsidiary to create, incur or suffer to exist, any Lien upon or with respect to any of its properties, now owned or hereafter acquired, or grant to any third party any rights to enforce a "negative pledge" with respect to its properties or assets, except the following liens ("Permitted Liens"):

         (a) Liens in favor of the Banks securing the Obligations pursuant to the provisions hereof;

         (b) Liens for taxes or assessments or other government charges or levies if not yet due and payable or if due and payable if they are being contested in good faith by appropriate proceedings and for which appropriate reserves are maintained in conformity with GAAP;

         (c) Liens imposed by law, such as mechanic's, materialmen's, landlord's, warehousemen's and carrier's Liens, and other similar Liens, securing obligations incurred in the ordinary course of business which are not past due for more than 30 days, or which are being contested in good faith by appropriate proceedings and for which appropriate reserves in accordance with GAAP have been established, including, without limitation, any landlord's lien which is being contested in good faith by appropriate proceedings and for which appropriate reserves in accordance with GAAP have been established;

         (d) Liens under workers' compensation, unemployment insurance, social security or similar legislation (other than ERISA);

         (e) Liens, deposits or pledges to secure the performance of bids, tenders, contracts (other than contracts for the payment of money), leases, public or statutory obligations, surety, stay, appeal, indemnity, performance or other similar bonds, or other similar obligations arising in the ordinary course of business;

easements, rights-of-way, restrictions and other similar encumbrances which, in the aggregate, do not materially interfere with the occupation, use and enjoyment by the Borrower of the property or assets encumbered thereby in the normal course of its business or materially impair the value of the property subject thereto;

         (g) judgment and other similar Liens securing claims aggregating not more than $250,000 arising in connection with court proceedings; provided that the execution or other enforcement of such Liens is effectively stayed and the claims secured thereby are being actively contested in good faith and by appropriate proceedings;

         (h) subject to the provisions of Section 8.1(c) hereof, (i) purchase money Liens on any property heretofore or hereafter acquired or the assumption of any Lien on any property existing at the time of such acquisition, or (ii) a Lien incurred in connection with any conditional sale or other title retention agreement or a Capital Lease; provided, that in the case of any of (i)-(ii) above, (i) the creation or occurrence of any such Lien shall not otherwise result in a Default or Event of Default with respect to any of the other provisions of this Agreement, (ii) the Indebtedness secured by such Lien shall not exceed 100% of the fair market value of the property encumbered by such Lien, and (iii) such Lien shall not encumber any property of the Borrower and their Subsidiaries other than the property so acquired;

         (i) Liens arising by virtue of any statutory or common law provision relating to banker's liens, rights of set off or similar rights with respect to deposit accounts of the Borrower or any Subsidiary; and

         (j) Liens securing Indebtedness permitted by Section 8.1 hereof.

         Section 8.3. Investments. Make or permit any Subsidiary to make any loan or advance to any Person or purchase or otherwise acquire or permit any Subsidiary to purchase or otherwise acquire, any capital stock, obligations or other securities of, make any capital contribution to, or otherwise invest in, or acquire any interest in any Person (each of the foregoing, an "Investment"), except (i) Permitted Investments; (ii) Investments permitted under Section 8.7 hereof; the Borrower may make loans or advances to the Operating Companies provided that the outstanding principal balance of such loans or advances may not exceed $10,000,000 at any one time; and (iii) subject to the provisions of
Section 8.7 hereof, the Borrower or any Subsidiary may make loans secured by mortgages on real property in the ordinary course of their business consistent with past practices.

         Section 8.4. Sale of Assets. Sell, lease, assign, transfer or otherwise dispose of or permit any Subsidiary to sell, lease, assign, transfer or otherwise dispose of any of its now owned or hereafter acquired assets (except to the Borrower), except for: (a) assets disposed of in the ordinary course of business (it being understood that the Borrower and the Guarantors sell Real Estate Assets in the ordinary course of business); or (b) the sale or other disposition of assets no longer used or useful in the conduct of its business.

         Section 8.5. Transactions with Affiliates. Enter into or permit any Subsidiary to enter into any transaction, including, without limitation, the purchase, sale or exchange of property or the rendering of any service, with any Affiliate, except (unless elsewhere restricted hereunder) (a) for transactions between the Borrower and any Subsidiary or any Subsidiary with any other Subsidiary, (b) upon fair and reasonable terms, in the ordinary course of and pursuant to the reasonable requirements of, the relevant Person's business and upon fair and reasonable terms no less favorable to the relevant Person than would obtain in a comparable arm's length transaction with a Person not an Affiliate; provided that, after giving effect to any such transaction (i.e., any of the transactions referred to in any of (a)-(b) above), no Default or Event of Default shall have occurred.

         Section 8.6. Mergers, Etc. Merge or consolidate with, or sell, assign, lease or otherwise dispose of or permit any Subsidiary to merge or consolidate with, or sell, assign, lease or otherwise dispose of (whether in one transaction or in a series of transactions) all or substantially all of its assets (whether now owned or hereafter acquired) to, any Person, or acquire, all or substantially all of the assets or the business of any Person, except that any Guarantor may merge with or into any other Guarantor or the Borrower hereunder, provided that, in the case of a transaction that involves the Borrower, the Borrower is the surviving entity, and provided further that, after giving effect to any such transaction, no Default or Event of Default shall have occurred.

         Section 8.7. Acquisitions. Make an Acquisition or permit any Subsidiary to make an Acquisition, except that (i) the Borrower or any Guarantor may acquire Real Estate Assets provided that the aggregate consideration paid or to be paid (in the case of a purchase), including all indebtedness assumed by the Borrower or any Guarantor in connection with such Acquisition, or advanced (in the case of a loan) in connection with any such transaction, shall not exceed $15,000,000; and (ii) the Borrower or any Guarantor may acquire property or assets other than Real Estate Assets provided that the aggregate consideration paid in connection with any such transaction shall not exceed $5,000,000 and the aggregate consideration paid in connection with all such transactions permitted by this clause (ii) during the term hereof shall not exceed $10,000,000.

         Section 8.8. No Activities Leading to Forfeiture. Engage or permit any Subsidiary to engage in the conduct of any business or activity which would be reasonably likely to result in a Forfeiture Proceeding.

         Section 8.9. Corporate Documents; Fiscal Year. Amend, modify or supplement or permit any Subsidiary to amend, modify or supplement its certificate or articles of incorporation or by-laws or, in the case of any partnership, its partnership agreement, in any way which would materially adversely affect the ability of the Borrower or any Subsidiary to perform its obligations hereunder or change its fiscal year.

         Section 8.10. Hazardous Substances; Use of Real Property. Use, or permit the use of, or permit any Subsidiary to use or permit the use of any of its real properties for conducting any manufacturing, industrial, commercial or retail business which involves in any way the introduction, manufacture, generation, processing or storage of any Hazardous Substance in violation, in any material respect, of any applicable Environmental Law.

         Section 8.11. Dividends, etc. Declare or pay any dividends on its capital stock or purchase, redeem, retire or otherwise acquire any of its capital stock at any time outstanding, except that any Subsidiary wholly owned by the Borrower may declare and pay dividends to the Borrower, and except that the Borrower may repurchase its capital stock in amounts not to exceed $2,000,000 in any fiscal year or $5,000,000 during the term of this Agreement.

         Section 8.12. Other Material Adverse Change. Suffer or permit any other material adverse change in the business, properties, financial condition, prospects or operations of the Borrower or any Subsidiary; in the business, properties, financial condition, prospects or operations of the Borrower and the Guarantors taken as a whole; or in the ability of the Borrower or any Guarantor to perform its obligations under this Agreement or under any of the Facility Documents.

         Section 8.13. Sales of Receivables; Sale-Leasebacks. Sell, discount or otherwise dispose of or permit any Subsidiary to sell, discount or otherwise dispose of notes, accounts receivable or other obligations owing to such entity, with or without recourse, except for purposes of collection in the ordinary course of business; or sell or permit any Subsidiary to sell any asset pursuant to an arrangement to thereafter lease such asset from the purchaser thereof.

         Section 8.14. Leases of Eligible Properties. Enter into leases with respect to Eligible Properties on terms and conditions which are not commercially reasonable within the markets in which such properties are located.

         Section 8.15. Maintenance of Real Estate Assets. Subject to the terms of any leases with respect to any Real Estate Assets, commit any waste, or permit any tenant to commit any waste on the Real Estate Assets, or any part thereof, or make any change, or permit any tenant to make any change, in the use of the Real Estate Assets or any part thereof, which shall in any way increase any ordinary fire or other hazard arising out of construction or operation. The Borrower and the Guarantors shall, at all times, maintain or cause any tenants to maintain the Real Estate Assets in good operating order and condition and shall promptly make or cause any tenants to make, from time to time, all repairs, renewals, replacements, additions and improvements in connection therewith which are needful or desirable to such end.

                                   ARTICLE 9.
                              FINANCIAL COVENANTS.


         So long as any of the Notes or other Obligations shall remain unpaid, or any Bank shall have any Commitment under this Agreement, the Borrower and the Guarantors shall:

         Section 9.1. Limitation on Indebtedness. Not permit Total Adjusted Outstanding Funded Indebtedness of the Borrower and the Guarantors, on a consolidated basis, to exceed 50% of the Capitalization Value of the Borrower and the Guarantors, on a consolidated basis.

         Section 9.2. Minimum Equity Value. Maintain, on a consolidated basis, a minimum Equity Value of $60,000,000.

         Section 9.3. Minimum Interest Coverage Ratio. Maintain quarterly, on a consolidated basis, a ratio of (i) annualized and normalized Consolidated EBITDA to (ii) annualized and normalized Consolidated Interest Expense of not less than 2.00:1.00.

         Section 9.4. Minimum Debt Service Coverage Ratio. Maintain quarterly, on a consolidated basis, a ratio of (i) annualized and normalized Consolidated EBITDA less gains from the sale of properties and other non-recurring income to
(ii) annualized an normalized Consolidated Debt Service of not less than 1.10:1.00.

         Section 9.5. Minimum Eligible Properties Debt Service Coverage Ratio. Maintain quarterly, on a consolidated basis, a ratio of (i) annualized and normalized Eligible Property EBITDA to (ii) Revolving Credit Loan Debt Service of not less than 2.25:1.00.

         Section 9.6. Limitation of Capital Expenditures. Not make Capital Expenditures, excluding expenditures for the acquisition of Real Estate Assets, in excess of $3,000,000 in any fiscal year on a consolidated basis.

         Section 9.7. Limitation on Operating Leases Not enter into operating leases requiring the Borrower and the Guarantors to make more than $500,000 in lease payments in any calendar year, on a consolidated basis.


                                   ARTICLE 10.
                               EVENTS OF DEFAULT.

         Section 10.1. Events of Default. Any of the following events shall be an "Event of Default":

         (a) The Borrower shall (A)(i) fail to pay the principal of or interest on any Loan or Note as and when due and payable fail to pay any fee or other amount due hereunder as and when due and payable; or (B) fail to make any required prepayment as and when due and payable in accordance with the terms of this Agreement;

         (b) Any representation or warranty made or deemed made by the Borrower or by any Guarantor in this Agreement or in any other Facility Document or which is contained in any certificate, document, opinion, financial or other statement furnished to the Banks at any time pursuant to any Facility Document shall prove to have been incorrect in any material respect on or as of the date made or deemed made;

         (c) The Borrower shall: (i) fail to perform or observe any term, covenant or agreement contained in Section 2.3, in Articles 4, 8 or 9 or Sections 7.7 (subject to the provisions of the leases relating to the Real Estate Assets), 7.8 or 12.3; or (ii) fail to perform any other term, covenant or agreement on its part to be performed or observed (other than obligations specifically referred to in Section 10.1(a)) in any Facility Document and, in the case of this clause (ii) only, such failure shall continue for 10 consecutive business days;

         (d) The Borrower or any of the Guarantors shall: (i) fail to make when due any payments with respect to any Indebtedness, including but not limited to indebtedness for borrowed money (other than the payment obligations described in Section 10.1 (a) above), of the Borrower or such Subsidiary, as the case may be, or any interest or premium thereon, when due (whether by scheduled maturity, required prepayment, acceleration, demand or otherwise) or, if such Indebtedness has no stated due date, before an action for collection is commenced; or (ii) fail to perform or observe any term, covenant or condition on its part to be performed or observed under any agreement or instrument relating to any Indebtedness when required to be performed or observed, if the effect of such failure to perform or observe is to accelerate, or to permit the acceleration of, after the giving of notice or passage of time, or both, the maturity of such Indebtedness, whether or not such failure to perform or observe shall be waived by the holder of such Indebtedness (unless such waiver shall be absolute and unconditional); or (iii) any Indebtedness shall be declared to be due and payable, or required to be prepaid (other than by a regularly scheduled required prepayment) prior to the stated maturity thereof; provided, however that it shall not constitute an Event of Default hereunder unless the aggregate principal amount of the Indebtedness referred to in clauses (i), (ii) and (iii) above equals or exceeds (x) $500,000 in the case of recourse Indebtedness of the Borrower or in the case of Indebtedness relating to Eligible Properties or (y) $1,000,000 in the case of Indebtedness of any Guarantors that is non-recourse to the Borrower or any other Guarantor which relates to assets other than Eligible Properties; provided, however, that it shall not constitute an Event of Default hereunder if any of the events described above occurs with respect to that certain promissory note of D&M/Chiu Technology, Inc. (the "Maker") dated as of May 7, 1992 and payable to Ivan M. Faigen, as representative for so long (x) as the Maker is contesting its obligations with respect to such note by appropriate proceedings (y) adequate reserves in conformity with GAAP shall be provided in the books of the Maker and (z) no judgment has been entered in favor of the holder of such note;

         (e) The Borrower or any of the Guarantors (i) shall generally not, or be unable to, or shall admit in writing its or their inability to, pay its or their debts as such debts become due; or (ii) shall make an assignment for the benefit of creditors, petition or apply to any court or otherwise for the appointment of a custodian, receiver or trustee for it or a substantial part of its assets; or (iii) shall, as debtor, commence any proceeding under any bankruptcy, reorganization, arrangement, readjustment of debt, dissolution or liquidation law or statute of any jurisdiction, whether now or hereafter in effect; or (iv) shall have had any such petition or application filed or any such proceeding shall have been commenced, against it or them, in which an adjudication or appointment is made or order for relief is entered, or which petition, application or proceeding remains undismissed for a period of 30 days or more; or (v) by any act or omission shall indicate its or their consent to, approval of or acquiescence in any such petition, application or proceeding or order for relief or the appointment of a custodian, receiver or trustee for all or any substantial part of its property; (vi) shall suffer any such custodianship, receivership or trusteeship to continue undischarged for a period of 30 days or more; or (vii) on a consolidated basis, shall cease to be Solvent;

         (f) One or more judgments, decrees or orders for the payment of money in excess of $250,000 in the aggregate in respect of uninsured or unbonded claims shall be rendered against the Borrower, or any of the Guarantors and such judgments, decrees or orders shall continue unsatisfied and in effect for a period of 30 consecutive days without being vacated, discharged, satisfied or stayed or bonded pending appeal;

         (g) An event or condition specified in Section 7.8(k) hereof shall occur or exist with respect to any Plan or Multiemployer Plan and, as a result of such event or condition, together with all other such events or conditions, the Borrower or any ERISA Affiliate shall incur or in the opinion of the Bank shall be reasonably likely to incur a liability to a Plan, a Multiemployer Plan or PBGC (or any combination of the foregoing) which is, in the determination of the Bank, material in relation to the financial condition, operations, business or prospects of the Borrower or any Subsidiary;

         (h) Any Forfeiture Proceeding shall have been commenced with respect to the Borrower or any Subsidiary;

         (i) Any of the Assignments, the Security Agreements or Guarantees shall at any time after its execution and delivery and for any reason, cease to be in full force and effect or shall be declared null and void, or the validity or enforceability thereof shall be contested by the Borrower or the Guarantors or any of them, or any of the Borrower or the Guarantors shall deny that it has any further liability or obligation under an Assignment, a Security Agreement or a Guarantee to which it is a party, or any of such parties shall fail to perform any of its material obligations under any such document; or

         (j) a Change in Control shall occur.

         Section 10.2. Remedies. Upon the occurrence of any Event of Default hereunder, the Required Banks may, by notice to the Borrower, (i) declare the Commitments to be terminated, whereupon the same shall forthwith terminate, and
(ii) declare the outstanding principal of the Notes, all interest thereon and all other Obligations to be forthwith due and payable, whereupon the Notes, all such interest and all such amounts shall become and be forthwith due and payable, without presentment, demand, protest or further notice of any kind, all of which are hereby expressly waived by the Borrower; provided that, in the case of an Event of Default referred to in Section 10.1(e) or Section 10.1(h) above, the Commitments shall be immediately terminated, and the Notes, all interest thereon and all other amounts payable under this Agreement or the Notes shall be immediately due and payable without notice, presentment, demand, protest or other formalities of any kind, all of which are hereby expressly waived by the Borrower.

                                   ARTICLE 11.
                        THE AGENT; RELATIONS AMONG BANKS.

         Section 11.1. Appointment, Powers and Immunities of Agent. Each Bank hereby irrevocably (but subject to removal by the Required Banks pursuant to Section 11.9) appoints and authorizes the Agent to act as its agent hereunder and under any other Facility Document with such powers as are specifically delegated to the Agent by the terms of this Agreement and any other Facility Document, together with such other powers as are reasonably incidental thereto. The Agent shall have no duties or responsibilities except those expressly set forth in this Agreement and any other Facility Document, and shall not by reason of this Agreement be a trustee for any Bank. The Agent shall not be responsible to the Banks for any recitals, statements, representations or warranties made by the Borrower, or any officer or official of the Borrower, or any other Person contained in this Agreement or any other Facility Document, or in any certificate or other document or instrument referred to or provided for in, or received by any of them under, this Agreement or any other Facility Document, or for the value, legality, validity, effectiveness, genuineness, enforceability or sufficiency of this Agreement or any other Facility Document or any other document or instrument referred to or provided for herein or therein, or for the failure by the Borrower to perform any of its obligations hereunder or thereunder. The Agent may employ agents and attorneys-in-fact and shall not be responsible, except as to money or securities received by it or its authorized agents, for the negligence or misconduct of any such agents or attorneys-in-fact selected by it with reasonable care. Neither the Agent nor any of its directors, officers, employees or agents shall be liable or responsible for any action taken or omitted to be taken by it or them hereunder or under any other Facility Document or in connection herewith or therewith, except for its or their own gross negligence or willful misconduct. The Borrower shall pay any fee agreed to by the Borrower and the Agent with respect to the Agent's services hereunder.

         Section 11.2. Reliance by Agent. The Agent shall be entitled to rely upon any certification, notice or other communication (including any thereof by telephone, telefax, telex, telegram or cable) believed by it to be genuine and correct and to have been signed or sent by or on behalf of the proper Person or Persons, and upon advice and statements of legal counsel, independent accountants and other experts selected by the Agent. The Agent may deem and treat each Bank as the holder of the Loans made by it for all purposes hereof unless and until a notice of the assignment or transfer thereof satisfactory to the Agent signed by such Bank shall have been furnished to the Agent but the Agent shall not be required to deal with any Person who has acquired a participation in any Loan from a Bank. As to any matters not expressly provided for by this Agreement or any other Facility Document, the Agent shall in all cases be fully protected in acting, or in refraining from acting, hereunder in accordance with instructions signed by the Required Banks, and such instructions of the Required Banks and any action taken or failure to act pursuant thereto shall be binding on all of the Banks and any other holder of all or any portion of any Loan.

         Section 11.3. Defaults. The Agent shall not be deemed to have knowledge of the occurrence of a Default or Event of Default (other than the non-payment of principal of or interest or fees on the Loans to the extent the same is required to be paid to the Agent for the account of the Banks) unless the Agent has received notice from a Bank or the Borrower specifying such Default or Event of Default. In the event that the Agent receives such a notice of the occurrence of a Default or Event of Default, the Agent shall give prompt notice thereof to the Banks (and shall give each Bank prompt notice of each such non-payment). The Agent shall (subject to Section 11.8) take such action with respect to such Default or Event of Default which is continuing as shall be directed by the Required Banks; provided that, unless and until the Agent shall have received such directions, the Agent may take such action, or refrain from taking such action, with respect to such Default or Event of Default as it shall deem advisable in the best interest of the Banks; and provided further that the Agent shall not be required to take any such action which it determines to be contrary to law.

         Section 11.4. Rights of Agent as a Bank. With respect to its Commitment and the Loans made by it, the Agent in its capacity as a Bank hereunder shall have the same rights and powers hereunder as any other Bank and may exercise the same as though it were not acting as the Agent, and the term "Bank" or "Banks" shall, unless the context otherwise indicates, include the Agent in its capacity as a Bank. The Agent or any Bank and their respective Affiliates may (without having to account therefor to any other Bank) accept deposits from, lend money to (on a secured or unsecured basis as otherwise permitted hereunder), and generally engage in any kind of banking, trust or other business with, the Borrower or any of the Guarantors (and any of their Affiliates). In the case of the Agent, it may do so as if it were not acting as the Agent, and the Agent may accept fees and other consideration from the Borrower or any of the Guarantors for services in connection with this Agreement or otherwise without having to account for the same to the Banks. Although the Agent or a Bank or their respective Affiliates may in the course of such relationships and relationships with other Persons acquire information about the Borrower or any of the Guarantors or Affiliates and such other Persons, neither the Agent nor such Bank shall have any duty to disclose such information to the other Banks except as otherwise required pursuant to Facility Documents.

         Section 11.5. Indemnification of Agent. The Banks agree to indemnify the Agent (to the extent not reimbursed under Section 12.3 or under the applicable provisions of any other Facility Document, but without limiting the obligations of the Borrower under Section 12.3 or such provisions), ratably in accordance with the respective Obligations of the Borrower then due and payable to each of them (or, if no Loans are at the time outstanding, ratably in accordance with their respective Commitments), for any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind and nature whatsoever which may be imposed on, incurred by or asserted against the Agent in any way relating to or arising out of this Agreement, any other Facility Document or any other documents contemplated by or referred to herein or the transactions contemplated hereby or thereby (including, without limitation, the costs and expenses which the Borrower is obligated to pay under Section 12.3 or under the applicable provisions of any other Facility Document but excluding, unless a Default or Event of Default has occurred, normal administrative costs and expenses incidental to the performance of its agency duties hereunder) or the enforcement of any of the terms hereof or thereof or of any such other documents or instruments; provided that no Bank shall be liable for any of the foregoing to the extent they arise from the gross negligence or willful misconduct of the party to be indemnified.

         Section 11.6. Documents. The Agent will forward to each Bank, promptly after the Agent's receipt thereof, a copy of each report, notice or other document required by this Agreement or any other Facility Document to be delivered to the Agent for such Bank.

         Section 11.7. Non-Reliance on Agent and Other Banks. Each Bank agrees that it has, independently and without reliance on the Agent or any other Bank, and based on such documents and information as it has deemed appropriate, made its own credit analysis of the Borrower and the Guarantors and decision to enter into this Agreement and that it will, independently and without reliance upon the Agent or any other Bank, and based on such documents and information as it shall deem appropriate at the time, continue to make its own analysis and decisions in taking or not taking action under this Agreement or any other Facility Document. The Agent shall not be required to keep itself informed as to the performance or observance by the Borrower of this Agreement or any other Facility Document or any other document referred to or provided for herein or therein or to inspect the properties or books of the Borrower or any Subsidiary. Except for notices, reports and other documents and information expressly required to be furnished to the Banks by the Agent hereunder, the Agent shall not have any duty or responsibility to provide any Bank with any credit or other information concerning the affairs, financial condition or business of the Borrower or any Subsidiary (or any of their Affiliates) which may come into the possession of the Agent or of its Affiliates. The Agent shall not be required to file this Agreement, any other Facility Document or any document or instrument referred to herein or therein, for record or give notice of this Agreement, any other Facility Document or any document or instrument referred to herein or therein, to anyone.

         Section 11.8. Failure of Agent to Act. Except for action expressly required of the Agent hereunder, the Agent shall in all cases be fully justified in failing or refusing to act hereunder unless it shall have received further assurances (which may include cash collateral) of the indemnification obligations of the Banks under Section 11.5 in respect of any and all liability and expense which may be incurred by it by reason of taking or continuing to take any such action.

         Section 11.9. Resignation or Removal of Agent. Subject to the appointment and acceptance of a successor Agent as provided below, the Agent may resign at any time by giving written notice thereof at least thirty Banking Days prior thereto to the Banks and the Borrower, the Agent may be removed at any time with cause by the Required Banks and the Agent may be removed at any time without cause by the Required Banks if with the prior written consent of the Borrower; provided that the Borrower and the other Banks shall be promptly notified thereof. Upon any such resignation or removal, the Required Banks shall have the right to appoint a successor Agent. If no successor Agent shall have been so appointed by the Required Banks and shall have accepted such appointment within 30 days after the retiring Agent's giving of notice of resignation or the Required Banks' removal of the retiring Agent, then the retiring Agent may, on behalf of the Banks, appoint a successor Agent, which shall be a Bank. The Required Banks or the retiring Agent, as the case may be, shall upon the appointment of a Successor Agent promptly so notify the Borrower and the other Banks. Upon the acceptance of any appointment as Agent hereunder by a successor Agent, such successor Agent shall thereupon succeed to and become vested with all the rights, powers, privileges and duties of the retiring Agent, and the retiring Agent shall be discharged from its duties and obligations hereunder. The retiring Agent shall execute all documents or instruments of assignment as shall be necessary to vest in the successor Agent all rights of the retiring Agent hereunder. After any retiring Agent's resignation or removal hereunder as Agent, the provisions of this Article 11 shall continue in effect for its benefit in respect of any actions taken or omitted to be taken by it while it was acting as the Agent.

         Section 11.10. Amendments Concerning Agency Function. The Agent shall not be bound by any waiver, amendment, supplement or modification of this Agreement or any other Facility Document which affects its duties hereunder or thereunder unless it shall have given its prior consent thereto.

         Section 11.11. Liability of Agent. The Agent shall not have any liabilities or responsibilities to the Borrower on account of the failure of any Bank to perform its obligations hereunder or to any Bank on account of the failure of the Borrower to perform its obligations hereunder or under any other Facility Document.

         Section 11.12. Transfer of Agency Function. Without the consent of the Borrower or any Bank, the Agent may at any time or from time to time transfer its functions as Agent hereunder to any of its offices wherever located, provided that the Agent shall promptly notify the Borrower and the Banks thereof.

         Section 11.13. Non-Receipt of Funds by the Agent. Unless the Agent shall have been notified by a Bank or the Borrower (either one as appropriate being the "Payor") prior to the date on which such Bank is to make payment hereunder to the Agent of the proceeds of a Loan or the Borrower is to make Payment to the Agent, as the case may be (either such payment being a "Required Payment"), which notice shall be effective upon receipt, that the Payor does not intend to make the Required Payment to the Agent, the Agent may assume that the Required Payment has been made and may, in reliance upon such assumption (but shall not be required to), make the amount thereof available to the intended recipient on such date and, if the Payor has not in fact made the Required Payment to the Agent, the recipient of such payment shall, on demand, repay to the Agent the amount made available to it together with interest thereon for the period commencing on the date such amount was so made available by the Agent until the date the Agent recovers such amount at a rate per annum equal to the Federal Funds Rate for such day (when the Agent recovers such amount from a Bank) or equal to the rate of interest applicable to such Loan (when the Agent recovers such amount from the Borrower) and, if such recipient shall fail to make such payment promptly, the Agent shall be entitled to recover such amount, on demand, from the Payor, with interest as aforesaid.

         Section 11.14. Withholding Taxes. Each Bank represents that it is entitled to receive any payments to be made to it hereunder without the withholding of any tax and will furnish to the Agent such forms, certifications, statements and other documents as the Agent may request from time to time to evidence such Bank's exemption from the withholding of any tax imposed by any jurisdiction or to enable the Agent to comply with any applicable laws or regulations relating thereto. Without limiting the effect of the foregoing, if any Bank is not created or organized under the laws of the United States of America or any state thereof, in the event that the payment of interest by the Borrower is treated for U.S. income tax purposes as derived in whole or in part from sources from within the U.S., such Bank will furnish to the Agent, no less frequently than annually, Form 4224 or Form 1001 of the Internal Revenue Service, or such other forms, certifications, statements or documents, duly executed and completed by such Bank as evidence of such Bank's exemption from the withholding of U.S. tax with respect thereto. The Agent shall not be obligated to make any payments hereunder to such Bank in respect of any Loan or such Bank's Commitment until such Bank shall have furnished to the Agent the requested form, certification, statement or document.

         Section 11.15. Several Obligations and Rights of Banks. The failure of any Bank to make any Loan to be made by it on the date specified therefor shall not relieve any other Bank of its obligation to make its Loan on such date, but no Bank shall be responsible for the failure of any other Bank to make a Loan to be made by such other Bank. The amounts payable at any time hereunder to each Bank shall be a separate and independent debt, and each Bank shall be entitled to protect and enforce its rights arising out of this Agreement, and it shall not be necessary for any other Bank to be joined as an additional party in any proceeding for such purpose.

         Section 11.16. Pro Rata Treatment of Loans, Etc. Except to the extent otherwise provided: (a) each borrowing under Section 2.4 or Section 3.1 shall be made from the Banks, each reduction or termination of the amount of the Commitments under Section 2.8 shall be applied to the Commitments of the Banks, and each payment of the fees referenced in Article 3, shall be made by and held for the account of the Banks, pro rata in accordance with their respective Commitment Proportions; (b) each prepayment and payment of principal of or interest on Loans of a particular type and a particular Interest Period shall be made to the Agent for the account of the Banks holding Loans of such type and Interest Period pro rata in accordance with the respective unpaid principal amounts of such Loans of such Interest Period held by such Banks.

         Section 11.17. Sharing of Payments Among Banks. If a Bank shall obtain payment of any principal of or interest on any Loan made by it through the exercise of any right of setoff, banker's lien, counterclaim, or by any other means, it shall promptly purchase from the other Banks a participation in the Loans made by the other Banks in such amounts, and make such other adjustments from time to time as shall be equitable to the end that all the Banks shall share the benefit of such payment (net of any expenses which may be incurred by such Bank in obtaining or preserving such benefit) pro rata in accordance with the unpaid principal and interest on the Loans held by each of them. To such end the Banks shall make appropriate adjustments among themselves (by the resale of any such participation sold or otherwise) if such payment is rescinded or must otherwise be restored. The Borrower agrees that any Bank so purchasing a participation in the Loans made by other Banks may exercise all rights of setoff, banker's lien, counterclaim or similar rights with respect to such participation. Nothing contained herein shall require any Bank to exercise any such right or shall affect the right of any Bank to exercise, and retain the benefits of exercising, any such right with respect to any other indebtedness of the Borrower.


                                   ARTICLE 12.
                                 MISCELLANEOUS.

         Section 12.1. Amendments and Waivers. Except as otherwise expressly provided in this Agreement, any provision of this Agreement may be amended or modified only by an instrument in writing signed by the Borrower and the Required Banks, and any provision of this Agreement may be waived by the Borrower and by an instrument signed by the Required Banks (if such provision requires performance by the Borrower), including, but not limited to, any Event of Default; provided that no amendment, modification or waiver shall, unless by an instrument signed by all of the Banks: (a) increase or extend the term, or extend the time or waive any requirement for the reduction or termination of or otherwise change the Commitment or the obligation to make Term Loans of any Bank, (b) extend the date fixed for the payment of principal of or interest on any Loan, (c) reduce the amount of any payment of principal thereof or the rate at which interest is payable thereon or any fee payable hereunder, (d) alter the terms of this Section 12.1, (e) change the fees payable to any Bank except as expressly otherwise provided herein, (f) permit the Borrower, or any of the Guarantors, to transfer or assign any of its obligations hereunder or under the Facility Documents, (g) release the security interest in and Lien on or the right to a security interest in and Lien, any collateral securing the Borrower's obligations thereunder, or (h) change the definition of the term "Required
Banks." No failure on the part of any Bank to exercise, and no delay in exercising, any right hereunder shall operate as a waiver thereof or preclude any other or further exercise thereof or the exercise of any other right. The remedies herein provided are cumulative and not exclusive of any remedies provided by law.

         Section 12.2. Usury. Anything herein to the contrary notwithstanding, the Obligations shall be subject to the limitation that payments of interest shall not be required to the extent that receipt thereof would be contrary to provisions of law applicable to a Bank limiting rates of interest which may be charged or collected by such Bank. If any of the above-referenced payments of interest, together with any other charges or fees deemed in the nature of interest, exceed the maximum legal rate, then the Banks shall have the right to make such adjustments as are necessary to reduce any such aggregate interest rate (based on the foregoing aggregate amount) to the maximum legal rate, and if any Bank ever receives, collects or applies any such excess, it shall be deemed a partial repayment of principal and treated as such; and if principal is paid in full, any remaining excess shall be refunded to the Borrower. The Borrower waives any right to prior notice of such adjustment and further agrees that any such adjustment may be made by the Banks subsequent to notification from the Borrower that such aggregate interest charged exceeds the maximum legal rate.

         Section 12.3. Expenses and Indemnification. The Borrower shall reimburse each of the Banks on demand for all reasonable costs, expenses and charges (including, without limitation, reasonable fees and charges of such Banks' special counsel, Rivkin, Radler & Kremer up to a cap of $45,000, plus disbursements of such counsel up to a cap of $15,000, incurred by such Bank in connection with the preparation, review, execution and delivery of this Agreement and the Facility Documents. Without limiting the generality of the foregoing, the Borrower shall pay all recording fees and charges and recording taxes incurred by any of the Banks hereunder or in connection herewith. In addition, the Borrower shall reimburse each Bank for all of its reasonable costs and expenses incurred from and after the occurrence of an Event of Default in connection with the perfection, protection, enforcement or preservation of any rights under this Agreement, the Notes or the other Facility Documents. The Borrower agrees to indemnify each Bank and their respective directors, officers, employees, representatives and agents from, and hold each of them harmless against, any and all losses, liabilities, claims, damages or expenses of any kind (including, without limitation, the reasonable fees and expenses of counsel for such Person in connection with any investigative, administrative or judicial proceeding, whether or not such Person shall be designated a party thereto) incurred by any of them arising out of or by reason of any investigation or litigation or other proceedings (including any threatened investigation or litigation or other proceedings) relating to or arising out of this Agreement, any actual or proposed use by the Borrower of the proceeds of the Loans, or to the failure of the Borrower to perform or observe any of the terms, covenants or conditions on its part to be performed or observed under this Agreement or under any of the Facility Documents. The indemnity provided in this Section shall not extend to any such losses, liabilities, claims, damages or expenses incurred by reason of the gross negligence, willful misconduct or bad faith of the Person to be indemnified.

         Section 12.4. Special Provisions Regarding Collateral. Simultaneously with the execution and delivery of this Agreement, the Borrower and the Guarantors have deposited with the Agent, for the benefit of the Banks, the Assignments duly executed and in proper form for recording in each of the jurisdictions where Eligible Properties are located. In addition, the Operating Companies have deposited with the Agent for the benefit of the Banks the Security Agreements, together with UCC-1 financing statements, each duly executed and in proper form for recording in each of the jurisdictions in which the Operating Companies maintain assets. The Agent agrees to hold such documents and not to file or record such documents unless and until any Event of Default shall occur hereunder. The Agent further agrees that upon the happening of an Event of Default hereunder, other than an Event of Default referred to in
Section 10.1 (e) hereof (in which case no notice shall be required), the Agent shall give the Borrower fourteen (14) days' prior written notice before recording any of such documents. The costs incurred after the occurrence of an Event of Default in connection with recording any such document shall be borne by the Borrower whether or not any such document is recorded by the Agent. If any of the Assignments or financing statements require amendment, re-execution or any revision prior to being in a form acceptable to be recorded, the Borrower shall be responsible for all costs incurred from and after the occurrence of an Event of Default in connection with such amendment, re-execution or revision and the Borrower shall do all things necessary at the request of the Agent in order to permit such documents to be filed or recorded whether or not any such documents are filed or recorded. To the extent that the Agent or any Bank incurs any of such costs directly, such costs shall be reimbursed by the Borrower on demand.

         Section 12.5. Survival. The obligations of the Borrower under Section 2.3(b), Article 4 and Section 12.3 shall survive the repayment of the Loans and the Termination Date for a period corresponding to the maximum applicable statute of limitations in effect in the State of New York from time to time.

         Section 12.6. Assignment; Participation. This Agreement shall be binding upon, and shall inure to the benefit of Borrower, the Banks and their respective successors and assigns, except that the Borrower may not assign or transfer its rights or obligations hereunder. Each Bank may sell participations in or, with the prior written consent of the Borrower which shall not be unreasonably withheld and which shall not be required during the occurrence and continuance of an Event of Default, assign all or any part of any Loan to another bank or other entity, in which event (a) in the case of an assignment, upon notice thereof by the Bank to the Borrower, the assignee shall have, to the extent of such assignment (unless otherwise provided therein), the same rights, benefits and obligations (including, without limitation, a ratable assumption of the assigning Bank's Commitment and Commitment Proportion hereunder) as it would have if it were a Bank hereunder; and (b) in the case of a participation, the participant shall have no rights under the Facility Documents and all amounts payable by the Borrower under Articles 2 and 3 shall be determined as if such Bank had not sold such participation. Such Bank may furnish any information concerning the Borrower in the possession of such Bank from time to time to assignees and participants (including prospective assignees and participants); provided that such Bank shall require any such prospective assignee or such participant (prospective or otherwise) to agree in writing to maintain the confidentiality of such information. There shall be no limit on the number of assignments or participants that may be granted by any Bank. Notwithstanding any such assignment, any rights and remedies available to the Borrower for any breaches by an assigning Bank of its obligations hereunder while a Bank shall be preserved after such assignment and such Bank shall not be relieved of any liability to the Borrower due to such breach. Each Bank will have the right to pledge and assign as collateral to a Federal Reserve Bank all or a portion of its interests hereunder.

         Section 12.7. Notices. Unless the party to be notified otherwise notifies the other party in writing as provided in this Section, and except as otherwise provided in this Agreement, notices shall be given to the Borrower by certified or registered mail or by recognized overnight delivery services to such party at its address on the signature page of this Agreement. In addition, notices of borrowing pursuant to Section 2.4 may be delivered by telecopier, provided that such telecopied notices shall be confirmed by sending the original signed copy of such notice to the Banks by certified or registered mail or by recognized overnight delivery services. Initially, notice shall be delivered to each party hereto at the addresses set forth on the signature page hereof. Notices shall be effective: (a) if given by registered or certified mail, 72 hours after deposit in the mails with postage prepaid, addressed as aforesaid; or (b) if given by recognized overnight delivery service, on the Banking Day following deposit with such service addressed as aforesaid; or (c) if given by telecopy, when the telecopy is transmitted to the telecopy number as aforesaid and confirmed with a confirmation receipt.

         Section 12.8. Setoff. The Borrower agrees that, in addition to (and without limitation of) any right of setoff, banker's lien or counterclaim a Bank may otherwise have, each Bank shall be entitled, at its option without any prior notice to the Borrower (any such notice being expressly waived by the Borrower to the extent permitted by applicable law), to offset balances (general or special, time or demand, provisional or final) held by it for the account of the Borrower at any offices of such Bank or any of its Affiliates, in Dollars or in any other currency, against any amount payable by the Borrower to such Bank under this Agreement or such Bank's Note which is not paid when due (regardless of whether such balances are then due to the Borrower), in which case it shall promptly notify the Borrower thereof; provided that such Bank's failure to give such notice shall not affect the validity thereof. Payments by the Borrower thereof hereunder shall be made without setoff or counterclaim.

         Section 12.9. Jurisdiction; Immunities.

         (a) THE BORROWER HEREBY IRREVOCABLY SUBMITS TO THE JURISDICTION OF ANY NEW YORK STATE OR UNITED STATES FEDERAL COURT SITTING IN NEW YORK, NASSAU OR SUFFOLK COUNTIES OVER ANY ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE NOTES, AND THE BORROWER HEREBY IRREVOCABLY AGREES THAT ALL CLAIMS IN RESPECT OF SUCH ACTION OR PROCEEDING MAY BE HEARD AND DETERMINED IN SUCH NEW YORK STATE OR FEDERAL COURT. THE BORROWER IRREVOCABLY CONSENTS TO THE SERVICE OF ANY AND ALL PROCESS IN ANY SUCH ACTION OR PROCEEDING BY THE MAILING (BY CERTIFIED OR REGISTERED MAIL) OF COPIES OF SUCH PROCESS TO THE BORROWER AT THE ADDRESS SPECIFIED IN SECTION 12.6. THE BORROWER AGREES THAT A FINAL JUDGMENT (INCLUDING ANY APPLICABLE APPEALS) IN ANY SUCH ACTION OR PROCEEDING SHALL BE CONCLUSIVE AND MAY BE ENFORCED IN OTHER JURISDICTIONS BY SUIT ON THE JUDGMENT OR IN ANY OTHER MANNER PROVIDED BY LAW. THE BORROWER FURTHER WAIVES ANY OBJECTION TO VENUE IN SUCH STATE AND ANY OBJECTION TO AN ACTION OR PROCEEDING IN SUCH STATE ON THE BASIS OF FORUM NON CONVENIENS. THE BORROWER FURTHER AGREES THAT ANY ACTION OR PROCEEDING BROUGHT AGAINST ANY BANK SHALL BE BROUGHT ONLY IN NEW YORK STATE OR UNITED STATES FEDERAL COURT SITTING IN NEW YORK, NASSAU OR SUFFOLK COUNTY. EACH OF THE BANKS AND THE BORROWER WAIVE ANY RIGHT THEY MAY HAVE TO JURY TRIAL WITH RESPECT TO THIS AGREEMENT AND THE OTHER FACILITY DOCUMENTS.

         (b) NOTHING IN THIS SECTION 12.8 SHALL AFFECT THE RIGHT OF ANY BANK TO SERVE LEGAL PROCESS IN ANY OTHER MANNER PERMITTED BY LAW OR AFFECT THE RIGHT OF ANY BANK TO BRING ANY ACTION OR PROCEEDING AGAINST THE BORROWER, OR ITS PROPERTY IN THE COURTS OF ANY OTHER JURISDICTIONS.

         (c) TO THE EXTENT THAT THE BORROWER HAS OR HEREAFTER MAY ACQUIRE ANY IMMUNITY FROM JURISDICTION OF ANY COURT OR FROM ANY LEGAL PROCESS (WHETHER FROM SERVICE OR NOTICE, ATTACHMENT PRIOR TO JUDGMENT, ATTACHMENT IN AID OF EXECUTION, EXECUTION OR OTHERWISE) WITH RESPECT TO ITSELF OR ITS PROPERTY, IT HEREBY IRREVOCABLY WAIVES SUCH IMMUNITY IN RESPECT OF ITS OBLIGATIONS UNDER THIS AGREEMENT AND THE NOTES.

         Section 12.10. Table of Contents; Headings. Any table of contents and the headings and captions hereunder are for convenience only and shall not affect the interpretation or construction of this Agreement.

         Section 12.11. Severability. The provisions of this Agreement are intended to be severable. If for any reason any provision of this Agreement shall be held invalid or unenforceable in whole or in part in any jurisdiction, such provision shall, as to such jurisdiction, be ineffective to the extent of such invalidity or unenforceability without in any manner affecting the validity or enforceability thereof in any other jurisdiction or the remaining provisions hereof in any jurisdiction.

         Section 12.12. Counterparts. This Agreement may be executed in any number of counterparts, all of which taken together shall constitute one and the same instrument, and any party hereto may execute this Agreement by signing any such counterpart.

         Section 12.13. Integration. The Facility Documents set forth the entire agreement among the parties hereto relating to the transactions contemplated thereby and supersede any prior oral or written statements or agreements with respect to such transactions.

         Section 12.14. Governing Law. This Agreement shall be governed by, and interpreted and construed in accordance with, the law of the State of New York.

         Section 12.15. Relief from Bankruptcy Stay. The Borrower agrees that, in the event that such Borrower, any Guarantor or any of the persons or parties constituting the Borrower or a Guarantor shall (i) file with any bankruptcy court of competent jurisdiction or be the subject of any petition under Title 11 of the U.S. Code, as amended ("Bankruptcy Code"), (ii) be the subject of any order for relief issued under the Bankruptcy Code, (iii) file or be the subject of any petition seeking any reorganization, arrangement, composition, readjustment, liquidation, dissolution, or similar relief under any present or future federal or state act or law relating to bankruptcy, insolvency, or other relief for debtors, (iv) have sought or consented to or acquiesced in the appointment of any trustee, receiver, conservator, or liquidator, or (v) be the subject of any order, judgment, or decree entered by any court of competent jurisdiction approving a petition filed against such readjustment, liquidation, dissolution, or similar relief under any present or future federal or state act or law relating to bankruptcy, insolvency, or relief for debtors, the Banks shall thereupon be entitled and the Borrower irrevocably consents to immediate and unconditional relief from automatic stay by Section 362 of the Bankruptcy Code, or otherwise available to the Banks as provided for herein, in the Notes, other Facility Documents delivered in connection herewith and as otherwise provided by law, and the Borrower hereby irrevocably waives any right to object to such relief and will not contest any motion by the Banks seeking relief from the automatic stay and the Borrower will cooperate with the Banks, in any manner requested by the Banks, in their efforts to obtain relief from any such stay or other prohibition.

         IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by their respective officers thereunto duly authorized as of the date first above written.

                                    UNITED CAPITAL CORP.

                                    By: _______________________
                                    Name:  Anthony J. Miceli
                                    Title:    Vice President

                  Address for Notices: _______________
                                       United Capital Corp.
                                       United Capital Building
                                       9 Park Place
                                       Great Neck, N.Y.  11021
                                       Telephone No.:  (516) 466-6464
                                       Telefax No.:      (516) 829-4301

BANKS:

                                    THE CHASE MANHATTAN BANK

                                    By:  _____________________
                                    Name:  William A. DeMilt, Jr.
                                    Title:  Assistant Vice President

                                    Lending Office and Address for Notices:
                                    The Chase Manhattan Bank
                                    395 North Service Road
                                    Melville, New York  11747
                                    Attention:  William A. DeMilt, Jr.
                                    Telephone: (516) 755-5066
                                    Telefax: (516) 755-5144

                                    FLEET BANK, NATIONAL ASSOCIATION

                                    By:  _____________________
                                    Name:  David T. Sunderwirth
                                    Title:  Vice President

                                    Lending Office and Address for Notices:
                                    Fleet Bank, National Association
                                    1133 Avenue of the Americas, 40th Floor
                                    New York, New York  10036
                                    Attention:  David T. Sunderwirth,
                                    Vice President
                                    Telephone No.: (212) 703-1707
                                    Telefax No.: (212) 703-1724

                          AMENDMENT, WAIVER AND RELEASE

         This Agreement (this "Agreement") is made the __ day of December, 1997 by and among:

         UNITED CAPITAL, CORP., a corporation organized under the laws of the State of Delaware (the "Borrower"), and

         THE CHASE MANHATTAN BANK, a New York banking corporation ("Chase") and FLEET BANK, N.A., a national banking association organized under the laws of the United States of America ("Fleet" collectively with Fleet, the "Banks"), on the other hand.

                                    RECITALS:

         (A) The Borrower and the Banks are parties to a Revolving Credit Agreement dated as of January 15, 1997 (the "Credit Agreement");

         (B) The Borrower has entered into a Stock Purchase Agreement, dated as of November 20, 1997 and executed by and among AIL Systems, Inc. and the Borrower and Metex Corporation (the "Stock Purchase Agreement");

         (C) The Borrower has requested the Banks to consent to the transactions contemplated by the Stock Purchase Agreement pursuant to which, among other things, the stock of the Borrower's subsidiary, Dorne & Margolin, Inc. will be sold to AIL Systems, Inc. for a cash purchase price of $16,000,000;

         (D) In addition, the Borrower has requested that the Credit Agreement and the Facility Documents be amended to release Dorne & Margolin, Inc. and Ancom Electromagnetique, Ltd. from their respective obligations thereunder;

         (E) The Banks are willing to consent to such transactions and are willing to amend the Credit Agreement as set forth herein.

         (F) Any capitalized terms not defined herein shall have the meanings ascribed thereto in the Credit Agreement.

         NOW, THEREFORE, the parties hereto hereby agree as follows:

                                   ARTICLE 1.
                    Amendments to Revolving Credit Agreement.

         This Agreement shall be deemed to be an amendment to the Credit Agreement and shall not be construed in any way as a replacement or substitute therefore. All of the terms and provisions of this Agreement are hereby incorporated by reference into the Credit Agreement as if such terms and provisions were set forth in full herein.

         Section 1.1. Subject to the provisions of Section 1.2, the Credit Agreement is hereby amended by deleting all references to "Dorne & Margolin, Inc., a Delaware corporation," to "Dorne & Margolin, Inc" or to "Ancom Electromagnetique Ltd."

         Section 1.2. The amendment provided for in Section 1.1 hereof shall become effective in consummation of the transactions contemplated by the Stock Purchase Agreement.

                                   ARTICLE 2.
                                    Release.

         Section 2.1. Subject to the provisions of Section 2.2 hereof, the Banks hereby release each of Dorne & Margolin, Inc. and Ancom Electromagnetique, Ltd. from all of their obligations under the Credit Agreement and each other Facility Document to which it is a party.

         Section 2.2. The release provided for in Section 2.1 hereof shall become effective upon consummation of the transactions contemplated by the Stock Purchase Agreement.

                                   ARTICLE 3.
                                     Waiver.

         Section 3.1. The Banks hereby waive  compliance  with the provisions of
Section 8.4 and Section 8.6 of the Credit Agreement only to the extent necessary to permit the sale of the stock of Dorne & Margolin, Inc. pursuant to the terms of the Stock Purchase Agreement

         Section 3.2. This Waiver does not constitute a waiver of any other provision of the Credit Agreement or a waiver of any other right, power or privilege of the Banks or of any future or other present breach of the Credit Agreement. Furthermore, this Waiver shall not entitle the Borrower to any future waiver, whether similar in nature to the waiver granted herein or otherwise and the Banks specifically reserve the right to withhold any such waivers that may be requested in the future.

                                   ARTICLE 4.
                         Representations and Warranties.

         The Borrower hereby represents and warrants to the Banks that:

         Section 4.1. Each and every one of the representations and warranties set forth in the Credit Agreement is true as of the date hereof with respect to the Borrower with the same effect as though made on the date hereof, and is hereby incorporated herein in full by reference as if fully restated herein in its entirety.

         Section 4.2. No Default or Event of Default, as defined in the Credit Agreement now exists.

         Section 4.3. The Borrower is not in default with respect to any agreement to which it is a party or by which it is bound.

         Section 4.4. No representation, warranty or statement by the Borrower contained herein or in any other document to be furnished by the Borrower in connection herewith contains, or at the time of delivery shall contain, any untrue statement of material fact, or omits or at the time of delivery shall omit to state a material fact necessary to make such representation, warranty or statement not misleading.

         Section 4.5. Except as explicitly terminated hereby, each of the Facility Documents, including, without limitation, the Security Agreements and the Guarantees, continue to be in full force and effect and secure all payment and other obligations of the Borrower under the Agreement. The Borrower has not located assets in any new locations since the execution and delivery of the Security Agreements.

                                   ARTICLE 5.
                                 Miscellaneous.

         Section 5.1. This Amendment shall be governed by and construed in accordance with the laws of the State of New York.

         IN WITNESS WHEREOF, each of the undersigned has executed or caused to be duly executed this Amendment, Waiver and Release as of the date first above written.

                                            UNITED CAPITAL CORP.



                                            By: /s/ Anthony Miceli
                                                ------------------------------
                                            Name:  Anthony Miceli
                                            Title: VP & CEO

                                            THE CHASE MANHATTAN BANK



                                            By:________________________________
                                            Name:
                                            Title: Vice President


                                            FLEET BANK, N.A.



                                            By:________________________________
                                            Name:
                                            Title:   Vice President

                            THE CHASE MANHATTAN BANK

                                     -with-

                              UNITED CAPITAL CORP.


                      AMENDMENT NO. 1 TO CREDIT AGREEMENT











                                             Respectfully Submitted,

                                             RIVKIN, RADLER & KREMER
                                             EAB Plaza
                                             Uniondale, New York

                             INDEX TO DOCUMENTATION
                             ----------------------


I.   FINANCING DOCUMENTATION                                            DOCUMENT
     -----------------------                                              NUMBER
                                                                          ------

Amendment No. 1 to Credit Agreement with
Exhibits attached thereto...................................................1

$20,000,000 Substitute Revolving Credit
Note - The Chase Manhattan Bank.............................................2

$3,500,000 Term Promissory Note - The
Chase Manhattan Bank........................................................3

$20,000,000 Substitute Revolving Credit
Note - The Fleet Bank, N.A..................................................4

$3,500,000 Term Promissory Note - Fleet
Bank, N.A...................................................................5

Guarantor's Affirmation and Ratification....................................6

Security Agreement Affirmation of Metex
Corporation.................................................................7

Security Agreement of AFP Transformers,
Inc.........................................................................8

Security Agreement Affirmation of Dorne &
Margolin, Inc...............................................................9

II.  MISCELLANEOUS DOCUMENTATION
     ---------------------------

Secretary's Certificate together with Board of
Director's Resolution of United Capital
Corp.......................................................................10

Opinion Letter of Reid & Priest LLP........................................11

                  AMENDMENT NO. 1 TO REVOLVING CREDIT AGREEMENT


         This Agreement (this "Agreement") is made the 5th day of September, 1997 by and among:

         UNITED CAPITAL CORP., a corporation organized under the laws of the State of Delaware (the "Borrower"); and

         THE CHASE MANHATTAN BANK, a New York banking corporation ("Chase") and FLEET BANK, N.A., a national banking association organized under the laws of the United States ("Fleet"); collectively with Chase, the "Banks").

         (A) The Borrower and the Banks are parties to a Revolving Credit Agreement dated as of January 15, 1997 (the "Credit Agreement");

         (B) The Borrower has requested that the Banks extend a $7,000,000 Term Loan to the Borrower and that Credit Agreement be amended to incorporate such Term Loan and in certain other respects as provided herein and the Banks are willing to extend such Term Loan amend the Credit Agreement as set forth herein;

         (C) Any capitalized terms not defined herein shall have the meanings ascribed thereto in the Credit Agreement.

         NOW, THEREFORE, the parties hereto hereby agree as follows:

              ARTICLE 1. AMENDMENTS TO REVOLVING CREDIT AGREEMENT.

         This Agreement shall be deemed to be an amendment to the Credit Agreement and shall not be construed in any way as a replacement or substitute therefore. All of the terms and provisions of this Agreement are hereby incorporated by reference into the Credit Agreement as if such terms and provisions were set forth in full herein.

         SECTION 1.1. Section 1.1 of the Credit Agreement is hereby amended by inserting the following definitions therein in alphabetical order:

         "Aggregate Revolving Credit Outstandings" means, at a particular time, the aggregate outstanding principal amount of Revolving Credit Loans at such time.

         "Aggregate Term Loan Outstandings" means, at a particular time, the aggregate outstanding principal amount of Term Loans at such time.

         "Revolving Credit Loan" means any extension of credit made by the Banks pursuant to Section 2.1 hereof.

         "Revolving Credit Notes" means, collectively, the promissory notes of the Borrower in the form of Exhibit A hereto evidencing the Revolving Credit Loans made by a Bank hereunder.

         "Revolving Credit Termination Date" means the earlier to occur of (a) the date on which the commitments shall terminate hereunder; and (b) January 15, 2000.

         "Term Loan" means the $7,000,000 Term Loan advanced by the Banks to the Borrower pursuant to the provisions of Section 2-A.1 hereof.

         "Term Loan Maturity Date" means September 30, 2002 or such earlier date on which the Borrower's obligations pursuant to Article 2-A hereof have been paid in full.

         "Term Note" means each promissory note of the Borrower, substantially in the form of Exhibit A-1 hereto, evidencing the Term Loan made by each Bank hereunder.

         SECTION 1.2. The definition of the term "Aggregate Outstandings" contained in Section 1.1 of the Credit Agreement is hereby amended to read in its entirety as follows:

         "Aggregate Outstandings" means the sum of Aggregate Revolving Credit Outstandings and Aggregate Term Loan Outstandings.

         SECTION 1.3. The definition of the term "Commitment" is hereby amended by deleting the phrase "the obligation of such Bank to extend credit to the Borrower hereunder" therefrom and substituting the following in its place: "the obligation of such Bank to extend Revolving Credit Loans to the Borrower pursuant to Article 2 hereof".

         SECTION 1.4. The definition of the term "Loan" contained in Section 1.1 of the Credit Agreement is hereby amended to read in its entirety as follows:

         "Loan" means any Revolving Credit Loan or any Term Loan.

         SECTION 1.5. The  definition of the term "Margin"  contained in Section
1.1 of the Credit Agreement is hereby amended to read in its entirety as follows:

         "Margin" means (i) with respect to LIBOR Loans that are Revolving Credit Loans, one and three quarters percent (1.75%) per annum and (ii) with respect to LIBOR Loans that are Term Loans, 1.40% per annum.

         SECTION 1.6. The  definition  of the term "Notes"  contained in Section
1.1 of the Credit Agreement is hereby amended to read in its entirety as follows:

         "Notes"  means,  collectively,  the Revolving Credit Notes and the Term
          Notes.

         SECTION 1.7. Article 2 of the Credit Agreement is hereby amended and restated in its entirety to provide as follows:

         ARTICLE 2.  REVOLVING CREDIT FACILITY.

                  SECTION 2.1. REVOLVING CREDIT LOANS. Subject to the terms and conditions of this Agreement, each Bank severally agrees to make revolving credit loans in Dollars (the "Revolving Credit Loans"), and all Revolving Credit Loans shall be made by the Banks, on a pro-rata basis in accordance with their respective Commitment Proportions, to the Borrower from time to time, from and including the date hereof to but excluding the Revolving Credit Termination Date, up to but not exceeding at any one time outstanding the amount of its Commitment; PROVIDED, that no Revolving Credit Loan shall be made if after giving effect to such Loan the Aggregate Revolving Credit Outstandings at the time of such Revolving Credit Loan would exceed the Total Commitments or if the Aggregate Outstandings would exceed the Borrowing Base in effect on such date. The Revolving Credit Loans may be outstanding as Base Rate Loans or LIBOR Loans; provided, however, that during the occurrence and continuance of an Event of Default, the Borrower may not elect and the Banks shall have no obligation to make LIBOR Loans. Subject to the foregoing limits, the Borrower may borrow, repay and reborrow, on or after the date hereof and prior to the Revolving Credit Termination Date, all or a portion of the Total Commitments as Revolving Credit Loans hereunder. Any amount of any Revolving Credit Loan not paid when due (at maturity, on acceleration or otherwise) shall bear interest thereafter until paid at the rate set forth in
         Section 3.3(c) hereof.

                  SECTION 2.2. THE REVOLVING CREDIT NOTES. The Revolving Credit Loans of each Bank shall be evidenced by a single promissory note in favor of such Bank substantially in the form of Exhibit A hereto with appropriate insertions, duly executed and completed by the Borrower. Each Bank is hereby authorized to record the date, type and amount of each Revolving Credit Loan, the date and amount of each payment of principal thereof, and the principal amount subject thereto and interest rate with respect thereto in such Banks' records and/or on the schedules annexed to and constituting a part of its Revolving Credit Note, and, absent manifest error, any such recordation shall constitute conclusive evidence of the information so recorded; provided that the failure to make any such recordation shall not in any way affect the obligation of the Borrower to repay the Revolving Credit Loans in accordance with the terms of this Agreement (without giving effect to any such error made in the Revolving Credit Note). Each Revolving Credit Note (a) be stated to mature on the Revolving Credit Termination Date and (b) shall bear interest on the unpaid principal amount thereof from time to time outstanding as provided herein.

         SECTION 2.3.      USE OF PROCEEDS.

                  (a) The Borrower shall use the proceeds of the Revolving Credit Loans on the date of this Agreement to repay in full Existing Bank Debt and may use the proceeds of the Revolving Credit Loans on the date of this Agreement and from time to time thereafter prior to the Revolving Credit Termination Date (i) for general corporate and working capital purposes; (ii) to finance the acquisition of Real Estate Assets or to make mortgage loans or similar loans that constitute Real Estate Assets; (iii) to repurchase stock of the Borrower in an amount not to exceed $2,000,000 in any fiscal year or $5,000,000 during the term of this Agreement; and (iv) to make advances to the Operating Companies in an aggregate amount not to exceed $10,000,000 at any time. No part of the proceeds of any of the Revolving Credit Loans will be used (i) for any purpose which violates the provisions of Regulations G, T, U or X of the Board of Governors of the Federal Reserve System as in effect on the date of making such Loans or (ii) to permit the Borrower or any Guarantor to acquire equity securities in any third party except as permitted pursuant to the provisions of Section 8.7 hereof.

                  (b) The Borrower agrees to indemnify the Banks and their respective directors, officers, employees, affiliates, agents or other representatives and hold the Banks and their respective directors, officers, employees, affiliates, agents or other representatives, harmless from and against any and all liabilities, losses, damages, costs and expenses of any kind (including, without limitation, the reasonable fees and expenses of counsel for any such Person in connection with any investigative, administrative, judicial proceeding, whether or not such Person shall be designated a party thereto) which may be incurred by any such Person, relating to or arising out of this Agreement or any actual or proposed use of any proceeds of Revolving Credit Loans hereunder.

         SECTION 2.4. BORROWING PROCEDURE FOR REVOLVING CREDIT LOANS; RATE AND INTEREST PERIOD SELECTION; CONVERSIONS.

                  (c) The Borrower may request a borrowing under the Commitments hereunder as provided in Section 3.1. Each Bank will make its share of such borrowing available to Fleet at Fleet's office located at 1185 Avenue of the Americas, 3rd Floor, New York, New York 10036 not later than 2:00 p.m. New York City time on the date of such borrowing in immediately available funds. Unless any applicable condition specified in Article 5 has not been satisfied, not later than 3:00 p.m. New York City time on the date of such borrowing, Fleet shall, through its Lending Office and subject to the conditions of this Agreement, make the amount of the Loan to be made on such date available to the Borrower, in immediately available funds, by crediting an account of the Borrower designated by the Borrower and maintained with Fleet.

                  (d) In the case of each Revolving Credit Loan which is a LIBOR Loan, the Borrower shall select an Interest Period of any duration in accordance with the definition of Interest Period in Section 1. 1, subject to the limitations that no Interest Period for a LIBOR Loan shall have a duration less that one month, and if any such proposed Interest Period would otherwise be for a shorter period, such Interest Period shall not be available.

                  (e) Upon the expiration of an Interest Period for any Revolving Credit Loan, or any portion thereof, such Revolving Credit Loan or portion thereof shall be automatically continued as a Base Rate Loan except to the extent that such Revolving Credit Loan shall be repaid hereunder or unless the Borrower shall have notified the Banks, as provided in Section 3.1 hereof, of its intention to select a different interest rate option with respect to such Revolving Credit Loan or any portion thereof. Subject to the following conditions and to the terms and conditions of this Agreement, the Borrower shall have the right to convert any Revolving Credit Loan or portion thereof to a different type of Loan (i.e., from a Base Rate Loan to a LIBOR Loan or VICE VERSA):

                           (i) if less than all  Revolving  Credit  Loans at the
                  time outstanding shall be converted, the notice given by the Borrower to the Banks shall specify the aggregate amount of Loans in each case to be converted and such conversion shall be made ratably among the Banks in accordance with their respective Commitment Proportions;

                           (ii) in the  case of a  conversion  of less  than all
                  outstanding Revolving Credit Loans, the aggregate principal amount of Revolving Credit Loans to be converted shall not be less than (1) $200,000 (and if greater in integral multiples of $50,000) in the case of conversions to or into LIBOR Loans or (2) $200,000 (and if greater in integral multiples of $50,000) in the case of conversions to or into Base Rate Loans;

                           (iii) no Loan may be  converted  to a LIBOR Loan less
                  than one month before the Revolving Credit Termination Date;

                           (iv) a LIBOR  Loan may be  converted  to a  different
                  type of Loan only on the last day of the then applicable Interest Period with respect thereto; and

                           (v) no Loan or portion  thereof may be converted to a
                  LIBOR Loan during the occurrence and continuance of an Event of Default.

                  Notwithstanding anything to the contrary herein, after giving effect to any Revolving Credit Loan, unless consented to by the Required Banks in their sole discretion, there shall not be more than six (6) different Interest Periods in effect in respect of all Revolving Credit Loans then outstanding.

         SECTION 2.5.      MINIMUM AMOUNTS OF REVOLVING CREDIT LOAN.

                  Except for borrowings which involve or utilize the full remaining amount of the Commitments and payments which result in the prepayment of all Base Rate Loans, each borrowing and payment of a Base Rate Loan shall be in an amount at least equal to $200,000 and, if greater, integral multiples of $50,000 in excess thereof. Each borrowing and payment of a LIBOR Loan shall be in an amount at least equal to $200,000 and, if greater, in integral multiples of $ 50,000 in excess thereof.

         SECTION 2.6.      REDUCTION OF COMMITMENTS.

                  (f) The Borrower shall have the right to reduce or terminate the amount of the unused Commitments at any time and from time to time provided that: (i) the Borrower shall give notice of each such reduction or termination to the Banks as provided in Section 3.1, and
         (ii) each partial reduction shall be allocated PRO RATA between the Commitments of each Bank in accordance with their respective Commitment Proportions and shall be in an aggregate amount at least equal to $3,000,000 or, if greater, in integral multiples of $1,000,000.

                  (g) The Commitments, once reduced or terminated may not be reinstated.

         SECTION 1.8. The Credit Agreement is hereby amended by inserting the following Article 2-A therein immediately before Article 3 thereof:

                           ARTICLE 2-A. THE TERM LOAN.

         SECTION 2-A.1.   THE TERM LOAN.

                  Subject to the terms and conditions hereof, each Bank agrees to make the Term Loan to the Borrower on September 30, 1997 and the Term Loan shall be made by the Banks on a pro-rata basis in accordance with their respective Commitment Proportions.

         SECTION 2-A.2.   THE TERM NOTES

                  The Term Loan made by each Bank hereunder shall be evidenced by a single promissory note substantially in the form of Exhibit A-1 hereto, with appropriate insertions, payable to the order of such Bank and representing the obligation of the Borrower to pay the unpaid principal balance of such Term

         Loan, with interest thereon as provided herein. Each Bank is hereby authorized to record the date or amount of each payment or prepayment of principal thereof and the date and amount of each payment of interest thereon in the Bank's records and/or on a schedule annexed to its Term Note and, absent manifest error, any such recordation shall constitute conclusive evidence of the accuracy of the information so recorded; PROVIDED, however, that the failure to record such information shall not affect the Borrower's obligations to repay the Term Loans. Each Term Note (a) shall be dated the date such Term Loan is made (b) shall be stated to mature on the Term Loan Maturity Date,
         (c) shall bear interest for a period from the date such Loan is made until it is paid in full on the unpaid principal amount thereof at the applicable rates per annum specified herein.

         SECTION 2-A.3.       USE OF PROCEEDS.

                  (a) The Borrower shall use the proceeds of the Term Loan to repay existing indebtedness owing to the Banks under Article 2 of this Agreement and for general working capital purposes. No part of the proceeds of any of the Term Loans will be used for any purpose which violates the provisions of Regulations G, T, U or X of the Board of Governors of the Federal Reserve System as in effect on the date of making such Loans.

                  (b) The Borrower agrees to indemnify the Banks and their respective directors, officers, employees, affiliates, agents or other representatives and hold the Banks and their respective directors, officers, employees, affiliates, agents and other representatives, harmless from and against any and all liabilities, losses, damages, costs and expenses of any kind (including, without limitation, the reasonable  fees  and  expenses  of  counsel  for any  such  Person  in connection with any investigative, administrative, or judicial proceeding, whether or not such Person shall be designated a party thereto) which may be incurred by any such Person, relating to or arising out of this Agreement or any actual or proposed use of any proceeds of Term Loan hereunder.

         SECTION 2-A.4.   AMORTIZATION OF TERM LOANS.

                  The Term Loan made hereunder shall have a term of five (5) years. The principal balance of the Term Loan shall be paid in equal consecutive quarterly installments of $350,000 commencing on the last day of December 1997 and continuing on the last day of each March, June, September, and December thereafter with the final installment thereof being due on the Term Loan Maturity Date. All installments of principal on the Term Loan shall be paid to the Agent for the ratable benefit the Banks in accordance with their respective Commitment Proportions.

         SECTION 2-A.5. BORROWING PROCEDURE FOR TERM LOANS; INTEREST RATE AND INTEREST PERIOD SELECTION.

                  (a) Each Bank shall make its share of the Term Loan available to Fleet at Fleet's office located at 1185 Avenue of the Americas, 3rd Floor, New York, New York 10036, not later than 2:00 p.m. New York City time on September 30, 1997 in immediately available funds. Unless any applicable condition specified in Article 5 has not been satisfied, not later than 3:00 p.m. New York City time on such date, Fleet shall, through its lending officer and subject to the conditions of this Agreement, make the amount of the Term Loan available to the Borrower in immediately available funds by crediting on account of the Borrower designated by the Borrower and maintained with Fleet.

                  (b) The Term Loan shall initially be made as a LIBOR Loan having an Interest Period of three (3) months. Upon expiration of any Interest Period applicable to the Term Loan, the Borrower shall pay the next installment of principal on the Term Loan, and the balance of the Term Loan shall be continued as a LIBOR Loan having a three (3) month Interest Period. Notwithstanding the foregoing, the Term Loan may not be continued as a LIBOR Loan during the occurrence and continuance of an Event of Default.

         SECTION 1.9. Article 3 of the Agreement is hereby amended and restated in its entirety to provide as follows:

         ARTICLE 3.  GENERAL CREDIT PROVISIONS; FEES AND PAYMENTS.

         SECTION 3.1.      CERTAIN NOTICES.

                  Except as otherwise provided in this Agreement, notices by the Borrower to the Banks of each borrowing pursuant to Sections 2.4, each prepayment pursuant to Section 3.2, each reduction or termination of the Commitments pursuant to Section 2.6 and each conversion of Revolving Credit Loans pursuant to Sections 2.4 shall be irrevocable and shall be effective on the date of receipt only if received by the Banks by not later than 11:00 a.m., New York City time, and (a) in the case of borrowings and prepayments of (i) Base Rate Loans, if given the date thereof and (ii) LIBOR Loans, if given three (3) Banking Days prior thereto; (b) in the case of reductions or terminations of the Commitments, given five (5) Banking Days prior thereto; and (c) in the case of conversions or continuations pursuant to Sections 2.4, if given three (3) Banking Days prior thereto in the case of conversions to or continuations of LIBOR Loans and if given on the date thereof in the case of conversions to Base Rate Loans. Each such notification which relates to a borrowing, continuation or conversion shall specify the amount and the type of Revolving Credit Loan (i.e., Base Rate Loan or LIBOR Loan), the date of the proposed borrowing, whether such Revolving Credit Loan represents an additional borrowing, a continuation or a conversion, and in the case of a LIBOR Loan, the Interest Period to be used in the computation of interest with respect thereto. Each such notice relating to a reduction or termination of the Commitments shall specify the amount of the Commitments to be reduced or terminated.

         SECTION 3.2.      PREPAYMENTS.

                  (a) The Borrower shall have the right at any time and from time to time to prepay any Base Rate Loan, in whole or in part; PROVIDED, however, that each such partial prepayment of a Base Rate Loan shall be in a minimum aggregate principal amount of $200,000 or, if greater in amounts which are integral multiples of $50,000. Except as required by paragraph (b) or (c) below or on the last day of an Interest Period with respect thereto, the Borrower shall not be permitted to prepay LIBOR Loans.

                  (b) In the event that the Aggregate Outstandings exceed the then applicable Borrowing Base or the Aggregate Revolving Credit Outstandings exceed the Total Commitments at any time prior to the Revolving Credit Termination Date, the Borrower shall promptly pay or prepay so much of the Revolving Credit Loans outstanding as shall be necessary in order that the Aggregate Outstandings will not exceed the Borrowing Base then in effect and Aggregate Revolving Credit Outstandings will not exceed the Total Commitment. All prepayments under this subparagraph shall be subject to Section 4.1.

                  (c) Unless otherwise agreed by the Banks in writing, the Borrower shall be required to pay or prepay Revolving Credit Loans outstanding with (i) 80% of the proceeds of the issuance by the Borrower or any Guarantor of additional equity; (ii) 100% of the net proceeds of the sale by the Borrower or any Guarantor of any Real Estate Assets; (iii) 100% of the net proceeds resulting from the repayment of mortgages constituting Real Estate Assets or (iv) such proceeds as may be paid as a result of a casualty or condemnation, all in accord with Sections 7.11 or 7.12 of this Agreement; provided, however, that the Borrower shall have no obligation under clause (i) above until the aggregate net proceeds of any and all additional equity issuances during the term of this Agreement shall equal or exceed $1,000,000.00. All prepayments under this paragraph shall be subject to
         Section 4.1.

                  (d) All payments required by paragraphs (b) or (c) above shall be made to the Banks PRO RATA in accordance with their respective Commitment Proportions and shall be applied as follows: first, to outstanding Revolving Credit Loans that are Base Rate Loans up to the full amount thereof; second, to outstanding Revolving Credit Loans that are LIBOR Loans up to the full amount thereof; and, third, to Term Loans.

                  (e) All prepayments made pursuant to this Section 3.2 shall be accompanied by the payment of all accrued interest on the amount so prepaid and by all amounts required to be paid pursuant to Section 4.1 in connection therewith.

         SECTION 3.3.      INTEREST OF LOANS.

                  (f) BASE RATE LOANS. The Borrower shall pay interest on the outstanding and unpaid principal amount of each Base Rate Loan made under this Agreement at a fluctuating rate per annum equal to the Base Rate from time to time in effect. Each change in the interest rate shall take effect simultaneously with the corresponding change in the Prime Rate or the Federal Funds Rate, as the case may be. Interest shall be calculated on the basis of the actual number of days elapsed divided by a year of three hundred sixty (360) days and shall be paid to the Agent for the account of the Banks quarterly, in arrears, on March 31, June 30, September 30 and December 31 in each year and on the Termination Date.

                  (g) LIBOR LOANS The Borrower shall pay interest on the outstanding and unpaid principal amount of each LIBOR Loan made under this Agreement for each Interest Period applicable to such LIBOR Loan at a rate per annum equal to the Reserve Adjusted LIBOR Rate in effect with respect thereto, plus the Margin. Interest shall be calculated on the basis of the actual number of days elapsed divided by a year of three hundred sixty (360) days and shall be paid to the Banks, in arrears on the last day of the Interest Period applicable to such LIBOR Loan; PROVIDED, however, that if such Interest Period is longer than three months, interest shall be paid on the last day of each three-month period following the commencement of such Interest Period and on the last day of such Interest Period.

                  (h) POST-DEFAULT. If any Default or Event of Default has occurred and is continuing hereunder, all Loans, and all interest, fees or other amounts due hereunder, to the extent permitted by applicable law, shall bear interest (payable on demand, and in any event on the last day of each month, and computed daily on the basis of a 360-day year for actual days elapsed) (i) in all cases other than LIBOR Loans, at the Default Rate until paid and (ii) in the case of LIBOR Loans, at a rate which shall be the greater of (x) the Default Rate or (y) 2% per annum in excess of the rate applicable to such LIBOR Loan, until the expiration of the Interest Period applicable to such Loan, at which time the Loan will automatically be converted into a Base Rate Loan, and until paid, shall bear interest at the Default Rate. In no event, however, shall interest payable hereunder be in excess of the maximum rate of interest permitted under applicable law. The obligation to so pay interest upon any reimbursement obligation of the Borrower to the Banks shall not be construed so as to waive the requirement for reimbursement on the same date that payment is made by the Banks as set forth in this Agreement.

         SECTION 3.4.      COMMITMENT FEE.

                  The Borrower shall pay to the Agent for the ratable benefit of the Banks a commitment fee for the period from and including the date hereof to and excluding the Revolving Credit Termination Date equal to 1/4 of 1% of the average daily unused portion of the Total Commitment during the applicable period. The commitment fee shall be calculated on the basis of a year of 360 days for the actual number of days elapsed. The commitment fee shall be due and payable quarterly in arrears on the last day of each calendar quarter and on the Revolving Credit Termination Date.

         SECTION 3.5.      ADMINISTRATIVE FEE.

                  The Borrower shall pay to the Agent for its own account an annual fee of $25,000. The administrative fee shall be due and payable quarterly in advance on or before the date hereof and on each April 1, July 1, October 1, January 1 thereafter during the term of this Agreement. Any payment made on or before the date hereof shall be pro rated for the number of days from the date hereof through March 31, 1997.

         SECTION 3.6.      SYNDICATION FEE.

                  The Borrower shall pay to the Agent, for the ratable benefit of the Banks, a syndication fee of $100,000. This fee shall be due and payable on the Closing Date.

         SECTION 3.7.      PAYMENTS GENERALLY.

                  (a) All payments under this Agreement or the Notes, shall be made in Dollars in immediately available funds to the Banks, in accordance with the respective obligations of the Borrower then due and payable to each of them not later than 1:00 p.m. New York City time on the relevant dates specified above (each such payment made after such time on such due date is to be deemed to have been made on the next succeeding Banking Day), to the Bank's Lending Office. The Borrower will notify the Banks of any payment pursuant to the provisions of this Section at the same time it makes any such payment. Each Bank may (but shall not be obligated to) debit the amount of any such payment to any ordinary deposit account of the Borrower with such Bank; provided, however, that the Banks shall not be permitted to debit any funds which are not available to the Borrower other than on an overdraft basis. The Borrower shall, at the time of making each payment under this Agreement or the Notes, specify to the Banks the principal or other amount payable by the Borrower under this Agreement or the Notes to which such payment is to be applied; provided, however, that in the event that the Borrower fails to so specify, or if an Event of Default has occurred and is continuing, the Banks shall apply such payment as they may elect in their sole discretion. If the due date of any payment under this Agreement or the Notes would otherwise fall on a day which is not a Banking Day, such date shall be extended to the next succeeding Banking Day and interest shall be payable for any principal so extended for the period of such extension. Except to the extent otherwise provided herein, it is the intention of the parties that all payments hereunder be made to the Banks PRO RATA in accordance with their respective Commitment Proportions.

                  (b) All payments made by the Borrower under this Agreement, the Notes or the other Facility Documents shall be made free and clear of, and without deduction or withholding for or on account of, any present or future income, stamp or other taxes, levies, imposts, duties, charges, fees, deductions or withholdings, now or hereafter imposed, levied, collected, withheld or assessed by any governmental or taxing authority of any jurisdiction located outside of the United States, excluding, (x) in the case of each Bank, income taxes and franchise taxes (imposed in lieu of income taxes) imposed on such Bank as a result of a present or former connection between the jurisdiction of the government or the taxing authority imposing such tax and such Bank (excluding a connection arising solely from such Bank having executed, delivered, or performed its obligations or received a payment under, or enforced, this Agreement, the Notes or the other Facility Documents) or any political subdivision or taxing authority thereof or therein, and (y) taxes (including withholding taxes) imposed by reason of the failure of the Agent or any Bank, in either case that is organized outside the United States, to comply with Section 3.7(c) hereof (or the inaccuracy at any time of the certificates, documents and other evidence delivered thereunder) (all such non-excluded taxes, levies, imposts, duties, charges, fees, deductions and withholdings being hereinafter called "Taxes"). If any Taxes are withheld from any amounts payable to any Bank hereunder or under the Facility Documents, the amounts so payable to such Bank shall be increased to the extent necessary to yield to such Bank (after payment of all Taxes) interest or any such other amounts payable hereunder at the rates or in the amounts specified in this Agreement, the Notes and the other Facility Documents. Whenever any Taxes are payable by the Borrower, the Borrower shall send to such Bank within 30 days after the date of any payment, a certified copy of an original official receipt received by the Borrower showing payment thereof. If the Borrower fails to pay any Taxes when due to the appropriate taxing authority or fails to remit to the Banks the required receipts or other required documentary evidence, the Borrower shall indemnify the Banks for any incremental taxes, interest or penalties that may become payable by any Bank as a result of any such failure. This indemnification shall be made within 30 days from the date such Bank or the Agent (as the case may be) makes written demand therefor. If any Bank receives a refund in respect of any Taxes for which such Bank has received payment from the Borrower hereunder, such Bank shall promptly notify the Borrower of such refund and such Bank shall, within 30 days of receipt of a request by the Borrower repay such refund to the Borrower, provided that the Borrower, upon the request of such Bank, agrees to return such refund (plus any penalties, interest or other charges) to such Bank in the event such Bank is required to repay such refund. The agreements in this subsection shall survive the termination of this Agreement and the Facility Documents and the payment of the Notes and all other amounts payable hereunder or thereunder.

         SECTION 3.8.      INTERIM ADJUSTMENTS TO BORROWING BASE.

                  (a) The Borrowing Base shall be adjusted periodically as follows:

                           (i) The Borrowing Base shall be increased to include:

                                    (A) Real Estate  Assets that are acquired by
         the Borrower and/or the Guarantors and that satisfy the definition of "Eligible Properties" hereunder; and

                                    (B) Real  Estate  Assets that do not qualify
         as "Eligible Properties" but subsequently satisfy the requirements of "Eligible Properties";

         PROVIDED, HOWEVER, that in either case with respect to any such property, the Agent, on behalf of the Banks, shall be permitted to conduct such due diligence investigations as the Banks deem appropriate prior to including such property as an "Eligible Property" and the Banks shall be satisfied in all respects with the results of such investigation.

                           (i) Conversely, the Borrowing Base shall be decreased
                  to exclude:

                                    (A) Real Estate  Assets that are sold by the
         Borrower or any Guarantor or that become subject to liens securing Indebtedness which exceed 10% of the annualized and normalized actual year-to-date Net Operating Income for such property capitalized at 11.5%; and

                                    (B) Any Real Estate Asset that satisfies the
         definition of "Eligible Property," (i) if the tenant at such property has delivered a termination notice, or (ii) 60 days prior to the termination of the lease with respect to such property or (iii) if the tenant otherwise ceases paying rent with respect to such property.

         Upon the happening of any of the events described above, the Borrower shall deliver to the Banks a notice thereof as required pursuant to
         Section 7.8 hereof. In addition, the Borrower shall deliver to the banks a new Borrowing Base Certificate within five (5) Banking Days after the happening of any such event; PROVIDED, HOWEVER, that in the case of clause (i) above, the Borrower shall not deliver a new Borrowing Base Certificate including any such property until the Agent shall have completed its due diligence investigation and the Banks shall have been satisfied with the results thereof. The Agent agrees to use all reasonable efforts to complete any such due diligence investigation within 20 Business Days of receiving notice from the Borrower thereof.

         SECTION 1.10. The Agreement is hereby amended (i) by deleting Exhibit A therefrom and by substituting Exhibit A hereto in its place and (ii) by inserting Exhibit A-1 hereto as a new Exhibit A-1 to the Agreement.

         ARTICLE 2.  CONDITIONS PRECEDENT.

         SECTION 2.1.      CONDITIONS TO EFFECTIVENESS.

         The amendments to the Credit Agreement described in Article 1 above are subject to the following conditions precedent and shall have no force or effect until the following conditions are satisfied:

         (a) each Bank shall have received each of the following, in form and substance reasonably satisfactory to such Bank and its counsel:

                  (i) its Substitute Revolving Credit Note substantially in the form of Exhibit A hereto, duly executed by the Borrower;

                  (ii)     its Term Note, duly executed by the Borrower;

                  (iii) a certificate of the Secretary of the Borrower attesting to all corporate action taken by such entity, including resolutions of its Board of Directors authorizing the execution, delivery and performance of this Amendment and each other document to be executed by such entity, together with a certification that copies of the certificate or articles of incorporation and the by-laws of such entity that were delivered to the Banks on the Closing Date have not been amended, modified, revoked or rescinded as of the date of such certificate;

                  (iv) a certificate of the Secretary of the Borrower certifying the names and true signatures of the officers of such entity authorized to sign this Amendment and other documents to be signed by such entity hereunder;

                  (v) satisfactory evidence that the Borrower is duly organized, validly existing and in good standing under the laws of its jurisdiction of incorporation and each other jurisdiction where qualification is necessary;

                  (vi)     Guarantee   Affirmations,   duly   executed  by  each
                           Guarantor;

                  (vii) Security Agreement Affirmations, duly executed by each of the operating companies;

                  (viii) an opinion of counsel for the Borrower and the Guarantors as to such matters as the Banks deem necessary; and

                  (ix) such other documents instruments, approvals, opinions and evidence as the Banks reasonably require.


                    ARTICLE 3. REPRESENTATION AND WARRANTIES.

         The Borrower hereby represents and warrants to the Banks that:

         SECTION 3.1. Each and every one of the representations and warranties set forth in the Credit Agreement is true as of the date hereof with respect to the Borrower and the Guarantors with the same effect as though made on the date hereof, and is hereby incorporated herein in full by reference as if fully restated herein in its entirety.

         SECTION 3.2. No Default or Event of Default, as defined in the Credit Agreement now exists.

         SECTION 3.3. No representation, warranty or statement by the Borrower or the Guarantors contained herein or in any other document to be furnished by the Borrower or the Guarantors in connection herewith contains, or at the time of delivery shall contain, any untrue statement of material fact, or omits or at the time of delivery shall omit to state a material fact necessary to make such representation, warranty or statement not misleading.

         SECTION 3.4. Each of the Facility Documents continues to be in full force and effect and secure all payment and other obligations of the Borrower under the Credit Agreement.

                            ARTICLE 4. MISCELLANEOUS.

         SECTION 4.1. This Amendment shall be governed by and construed in accordance with the laws of the State of New York.

         SECTION  4.2.  Except  as  specifically   amended  hereby,  the  Credit
Agreement shall remain in full force and effect.

         IN WITNESS WHEREOF, each of the undersigned has executed or caused to be duly executed this Amendment as of the date first above written.

                                  UNITED CAPITAL CORP.

                                  By:      /s/____________________
                                  Name:    _______________________
                                  Title:   _______________________


                                  THE CHASE MANHATTAN BANK

                                  By:      /s/_____________________
                                  Name:    ________________________
                                  Title:   Vice President


                                  FLEET BANK, N.A.

                                  By:      /s/_____________________
                                  Name:    ________________________
                                  Title:   Vice President